STOCK PURCHASE AGREEMENT

AND PLAN OF REORGANIZATION

BY AND AMONG

CITIZENS BUSINESS BANK,

WESTERN SECURITY BANCORP and

WESTERN SECURITY BANK, NATIONAL ASSOCIATION

May 3, 2002

                                        TABLE OF CONTENTS

Article 6.      COVENANTS OF BANCORP AND WESTERN PENDING  EFFECTIVE TIME OF
                THE SHARE PURCHASE.............................................32

    6.1      Limitation on Conduct Prior to Effective Time of the Share

Article 7.      COVENANTS OF CBB PENDING EFFECTIVE TIME OF THE STOCK PURCHASE..44

    7.1      Limitation on Conduct Prior to Effective Time of the Stock

Article 11.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANCORP AND WESTERN.50

    12.9     Employee Benefit Plans; Salary Continuation Agreements and

    15.5     Indemnification in Case of Strict Liability or Indemnitee

                                STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

                  THIS STOCK PURCHASE  AGREEMENT AND PLAN OF REORGANIZATION  ("Agreement") is made and entered into as of the 3rd day of May 2002, by and among CITIZENS  BUSINESS BANK, a California  banking  corporation  ("CBB"), on the one hand, and WESTERN  SECURITY  BANCORP,  a California  corporation  ("BANCORP") and WESTERN SECURITY BANK,
NATIONAL ASSOCIATION, a national banking association ("WESTERN"), on the other hand.

                  WHEREAS,  the Parties  originally entered into an Agreement and Plan of Reorganization on January
17, 2002 providing for the merger of Bancorp and Western with and into CBB;

                  WHEREAS,  the  Parties  desire to amend and restate  that  Agreement  and Plan of  Reorganization through  this  Agreement  to provide for the  acquisition  of Western by CBB through a stock  purchase  (the "Stock
Purchase")  of all of the  outstanding  shares of Western  followed  immediately  by the merger (the  "Merger")  of
Western with and into CBB pursuant to the Agreement of Merger, substantially in the form of Exhibit A;
                                                                                            ---------

                  WHEREAS,  immediately prior to the Stock Purchase,  Bancorp shall purchase Western S.P. Inc. from
Western and Western shall make a cash dividend to Bancorp, all as described herein;

                  WHEREAS,  references in this Agreement to the "date of execution of this  Agreement" or "from the date of  execution  of this  Agreement"  or "as of the date of  execution  of this  Agreement"  with respect to the representations and warranties, covenants and conditions contained herein shall refer to January 17, 2002;

                  WHEREAS,  the  Parties  deem  it  advisable  and  in  the  best  interests  of  their  respective shareholders  to provide  for the  acquisition  by CBB of Western  subject  to the terms and  conditions  specified herein as follows:

                  WHEREAS,  the  acquisition of Western by CBB through the Stock Purchase is intended to constitute a qualified  stock  purchase  within the meaning of Section 338 of the Internal  Revenue  Code of 1986,  as amended
(the  "Code"),  and the Merger is intended to qualify as a tax-free  subsidiary  liquidation  within the meaning of
Section 352 of the Code.

                  NOW,  THEREFORE,  on the basis of the  foregoing  recitals  and in  consideration  of the  mutual covenants,  agreements,  representations and warranties  contained herein, the parties hereto do covenant and agree as follows:

Article 1.

                                                    DEFINITIONS
                                                    -----------

                  Except as otherwise  expressly  provided for in this Agreement,  or unless the context  otherwise requires,  as used  throughout  this  Agreement the following  terms shall have the respective  meanings  specified below:

                  "Affiliate"  of, or a Person  "Affiliated"  with, a specific  Person(s) is a Person that directly or  indirectly,  through one or more  intermediaries,  controls,  or is controlled  by, or is under common  control with, the Person(s) specified.

                  "Affiliated  Group" means,  with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

                  "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

                  "Ancillary  Agreements"  shall mean the WSPI Purchase  Agreement,  the WSCDC Asset Sale Agreement
and the CBB Lease Agreement.

                  "Bancorp  Shareholders'  Meeting"  means the  meeting of  Bancorp's  shareholders  referred to in
Section 6.6.

                  "Bancorp  Schedule"  means any schedule or list required to be furnished by Bancorp,  Western and the Bancorp Subsidiaries to CBB herewith.

                  "Bancorp Stock" means the common stock, no par value, of Bancorp.

                  "Bancorp  Subsidiaries"  means  WSAC,  WSCDC,  WSFC,  WSMC and  WSPI,  the  direct  and  indirect subsidiaries of Bancorp.

                  "Bancorp Supplied Information" has the meaning set forth in Section 4.36.

                  "Benefit Arrangements" has the meaning set forth in Section 4.17.

                  "BHC Act" means the Bank Holding Company Act of 1956, as amended.

                  "Business  Day"  means any day other  than a  Saturday,  Sunday or day on which a bank  chartered under the laws of the State of California is closed.

                  "CBB" means Citizens Business Bank, a California banking corporation.

                  "CBB Lease Agreement" has the meaning set forth in Section 6.18.

                  "CFC" means the California Financial Code.

                  "CGCL" means the California General Corporation Law.

                  "Charter  Documents"  shall mean the  articles  of  incorporation,  articles of  association  and bylaws of the relevant entity.

                  "Classified Credits" has the meaning set forth in Section 6.7.

                  "Closing"  means the  consummation  of the  Stock  Purchase  provided  for in  Article 2  of this
Agreement  on the Closing Date (as defined  herein) at the offices of Manatt,  Phelps & Phillips,  LLP,  11355 West
Olympic Boulevard, Los Angeles, California 90064, or at such other place as the parties may agree upon.

                  "Closing  Date"  means the last  Business  Day of the  month in which  the last of the  following events occur:  (i) the approval of this Agreement and the transactions  contemplated  hereby by the shareholders of
Bancorp, (ii) the receipt of all permits,  authorizations,  approvals and consents specified in Section 9.2 hereof,
(iii) the expiration of the 30-day period following  delivery of notice to Bancorp  shareholders of approval by the
Bancorp  shareholders  of the  transactions  contemplated  hereby pursuant to Section 1304 of the CGCL and (iv) the expiration  of all  applicable  notice and  waiting  periods  under the law,  or such  other date  agreed to by the
Parties;

                  "Code" shall have the meaning set forth in the second recital of this Agreement.

                  "Commissioner"  means the  Commissioner of the Department of Financial  Institutions of the State
of California.

                  "Competing Transaction" has the meaning set forth in Section 6.1.14.

                  "Comptroller" means the Comptroller of the Currency.

                  "Confidential  Information"  shall mean all  information  heretofore  or  hereafter  provided  by
Bancorp  or  Western  to CBB or  obtained  from CBB by Bancorp  or  Western,  which is  information  related to the business,  financial condition or operations of Bancorp,  Western or the Bancorp  Subsidiaries (such information to include,  by way of example  only and not of  limitation,  client  lists,  pricing  information,  company  manuals, internal memoranda,  strategic plans,  budgets,  forecasts,  projections,  computer models and any information that
(i) at the time of  disclosure  or  thereafter  is generally  available to and known by the public (other than as a result of a  disclosure  directly  or  indirectly  by CBB or any of its  officers,  directors,  employees  or other representatives),  (ii) was  available  to CBB on a  nonconfidential  basis  from a source  other  than  Bancorp or
Western,  provided that to the knowledge of CBB such source learned the  information  independently  and is not and was not bound by a  confidentiality  agreement  with respect to the  information,  or (iii) has been  independently acquired or developed by CBB without violating any obligations under this Agreement.

                  "Consents" shall mean every consent,  approval,  absence of disapproval,  waiver or authorization from, or notice to, or registration or filing with, any Person.

                  "Covered Person" has the meaning set forth in Section 4.30.

                  "CRA" shall mean the Community Reinvestment Act.

                  "Current Executives" has the meaning set forth in Section 6.16

                  "CVB" means CVB Financial Corp., a California corporation and bank holding company for CBB.

                  "Deloitte & Touche" means Deloitte & Touche, LLP, CBB's independent accountants.

                  "DFI" means the Department of Financial Institutions of the State of California.

                  "Effective  Time of the  Merger"  means the date upon  which the  Merger is  consummated  and the
Agreement  of  Merger,  bearing  the  certification  of the  California  Secretary  of  State,  is  filed  with the
Commissioner of Financial Institutions.

                  "Employee Benefit Plans" has the meaning set forth in Section 4.17.

                  "Employment Agreements" has the meaning set forth in Section 6.17.

                  "Encumbrance"  shall mean any option,  pledge,  security interest,  lien, charge,  encumbrance or restriction (whether on voting or disposition or otherwise),  whether imposed by agreement,  understanding,  law or otherwise.

                  "Environmental Regulations" has the meaning set forth in Section 4.20.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in Section 4.17.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expenses" shall mean all reasonable  out-of-pocket  expenses (including all fees and expenses of attorneys,  accountants,  investment bankers,  experts and consultants to the party and its affiliates) incurred by the Party or on its behalf in connection with consummation of the transactions contemplated by the Agreement.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Financial  Statements of CBB" means (i) the unaudited  consolidated  financial statements of CBB consisting  of  the  consolidated  balance  sheets  as of  December 31,  1999,  2000  and  2001,  and  the  related consolidated  statements  of  operations,  shareholders'  equity  and cash  flows for the years  then ended and the related notes thereto and related opinions thereon for the years then ended.

                  "Financial  Statements of Bancorp"  means (i) the audited  consolidated  financial  statements of
Bancorp  consisting  of the  consolidated  statements  of condition as of December  31,  1999,  2000,  2001 and the related  statements  of  operations,  stockholders'  equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the periods then ended; (ii) the unaudited  financial  statements of
Western and each of the Bancorp  Subsidiaries as of December 31, 1999, 2000 and 2001 and the related  statements of operations,  stockholders'  equity and cash  flows for the years  then  ended,  and (iii) the  unaudited  financial statements  of Bancorp  and  Western  and each of the  Bancorp  Subsdiaries  as of March 31,  2002 and the  related statements of operations, stockholders' equity and cash flows for the period then ended.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "Governmental  Entity"  shall mean any court or  tribunal  with  jurisdiction  over the  relevant party,  or any  United  States  federal,  state,  municipal,  domestic,  foreign  or other  administrative  agency, department, commission, board or other regulatory or governmental authority or instrumentality.

                  "Hazardous Materials" has the meaning set forth in Section 4.20.

                  "H&B" means Hutchinson and Bloodgood, LLP, Bancorp's and Western's independent accountants.

                  "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

                  "Investment  Security"  means any equity  security or debt  security as defined in  Statement  of
Financial Accounting Standards No. 115.

                  "IRS" means the Internal Revenue Service.

                  "Losses" shall mean all damages,  awards, costs,  judgments,  payments,  diminutions in value and other losses,  however suffered or  characterized,  all interest  thereon,  all costs and expenses of investigating any claim,  lawsuit or arbitration  and any appeal  therefrom;  all actual  attorney's  fees incurred in connection therewith,  whether or not such claim,  lawsuit or arbitration is ultimately  defeated and, subject to Section 15.3 hereof, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

                  "Merger" has the meaning set forth in the second recital of the Agreement.

                  "MOU"  shall mean the  Memorandum  of  Understanding  between  Western  and the OCC,  dated as of
September 19, 2001.

                  "Named Executives" has the meaning set forth in Section 6.16.

                  "Note  Agreements"  shall mean the Note and Agency  Agreement  between  Bancorp and PHS Mortgage,
Inc.,  the Pledge  Agreement  between  Bancorp and PHS  Mortgage,  Inc.,  both dated  December  23,  1998,  and the
Placement  Agency  Agreement  between Bancorp and Peacock,  Hislop,  Staley & Given,  Inc., dated as of December 8,
1998.

                  "Notes" means the $5,000,000 of principal  outstanding  notes of Bancorp  issued  pursuant to the
Note Agreements.

                  "OCC" means the Office of the Comptroller of the Currency.

                  "Operating Loss" has the meaning set forth in Section 4.25.

                  "Overlap Period Returns" has the meaning set forth in Section 9.1.

                  "Party" shall mean either of CBB, Bancorp or Western,  as the context may dictate,  and "Parties"
shall mean all of CBB, Bancorp and Western.

                  "Permit"  means any United  States  federal,  foreign,  state,  local or other  license,  permit, franchise, certificate of authority, order or approval necessary or appropriate under any applicable Rule.

                  "Person"  means  any  individual,  corporation,   association,   partnership,  limited  liability
company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

                  "Plans" has the meaning set forth in Section 4.17.

                  "Pre-Closing Returns" has the meaning set forth in Section 9.1.

                  "Proxy  Statement" means the Proxy Statement or consent  solicitation  used to obtain the vote of
Bancorp Shareholders to approve the Stock Purchase and the transactions contemplated hereby.

                  "Purchase Price" means $6,225,000.

                  "Related  Group of  Persons"  means  Affiliates,  members of an  Immediate  Family or Persons the obligations of whom would be attributed to another Person  pursuant to the  regulations  promulgated by the SEC (as defined herein).

                  "Representatives" has the meaning set forth in Section 6.3.

                  "Rule" shall mean any statute or law or any judgment,  decree,  injunction,  order, regulation or rule of any Governmental Entity, including, without limitation,  those relating to disclosure,  usury, equal credit opportunity, equal employment, fair credit reporting and anticompetitive activities.

                  "Salary Continuation Agreements" has the meaning set forth in Section 6.16.

                  "Schedule" means the schedules delivered pursuant to this Agreement.

                  "Scheduled Contracts" has the meaning set forth in Section 4.10.

                  "Stock Purchase" has the meaning set forth in the second recital of this Agreement.

                  "Subordinated  Notes" means the notes outstanding to John Bell, Jerome E. Farley,  Joseph DeMieri and Carol Trussell in the principal amount of $1,195,593.84 as of March 31, 2002.

                  "Surviving Corporation" means the corporation surviving the Merger.

                  "Surviving   Corporation  Stock"  means  the  common  stock,  no  par  value,  of  the  Surviving
Corporation.

                  "Tail Insurance Coverage" shall have the meaning specified in Section 6.19.

                  "Tanks" has the meaning set forth in Section 4.20.

                  "Tax Matters" has the meaning set forth in Section 9.5.

                  "Tax  Returns"  means all returns,  declarations,  reports,  estimates,  information  returns and statements required to be filed in respect of any Taxes.

                  "Taxes" means (i) all federal,  state, local or foreign taxes, charges, fees, imposts,  levies or other  assessments,  including,  without  limitation,  all net income,  gross  receipts,  capital,  sales,  use, ad valorem,  value added, transfer,  franchise,  profits,  inventory,  capital stock, license,  withholding,  payroll, employment,  social  security,  unemployment,  excise,  severance,  stamp,  occupation,  property,  corporation and estimated  taxes,  custom  duties,  fees,  assessments  and  charges  of any kind  whatsoever;  (ii) all  interest, penalties,  fines,  additions to tax or additional  amounts imposed by any taxing  authority in connection with any item  described in clause (i);  and (iii) any  transferred  liability in respect of any items  described in clauses
(i) and/or (ii).

                  "Transaction  Costs" means all expenses,  costs and fees paid or incurred by Bancorp,  Western or the Bancorp Subsidiaries in connection with the transactions  described herein,  including,  without limitation (a)
legal,  accounting,  investment  banker,  advisory  and other  professional  fees and costs;  (b) in respect of the termination or cancellation of any agreements to which Bancorp,  Western or the Bancorp  Subsidiaries  are a party,
(c) in respect of any benefit,  severance or  retention  payments to employees or directors of Bancorp,  Western or the Bancorp  Subsidiaries  or any property  transferred  to such  Person(s),  including,  without  limitation,  any
Western owned automobiles.

                  "Understanding" means any contract, agreement,  understanding,  commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                  "WSAC" means Western Security  Acceptance  Corporation,  a California  corporation and subsidiary of Western.

                  "WSFC" means Western Security  Finance  Corporation,  a California  corporation and subsidiary of
Western.

                  "WSMC" means Western  Security  Management  Company,  a California  corporation and subsidiary of
Bancorp.

                  "WSCDC" means Western Security Community Development  Corporation,  a California  corporation and subsidiary of Western.

                  "WSCDC Asset Sale Agreement" has the meaning set forth in Section 6.14.

                  "WSPI" means Western S.P., Inc., a California corporation and subsidiary of Western.

                  "WSPI Purchase Agreement" has the meaning set forth in Section 6.21.

                  "WSPI Repayment" has the meaning set forth in Section 6.20.

                  "Western" means Western Security Bank, National  Association,  a national banking association and wholly-owned Subsidiary of Bancorp.

                  "Western  Dividend" means the cash dividend by Western to Bancorp in the principal  amount of the
Notes and the Subordinated Notes plus all accrued interest as of the date of such dividend.

                  "Western Stock" means the common stock, $5.00 par value, of Western.

                  "Western Subsidiaries" means WSAC, WSFC, WSCDC and WSPI.

Article 2.

                                                  STOCK PURCHASE
                                                  --------------

2.1      Purchase  and Sale of the Western  Stock.  At the  Closing,  Bancorp  shall  sell,  assign,  transfer  and
         ----------------------------------------
convey  to CBB  all of  its  right,  title  and  interest  in and to the  Western  Stock,  free  and  clear  of all
Encumbrances.  At the  Closing,  CBB shall  purchase  and  acquire  such  Western  Stock and deliver to Bancorp the
Purchase  Price.  CBB shall not assume or be liable for any liabilities or obligations of Bancorp,  WSCDC,  WSMC or
WSPI, whether the same are direct or indirect,  fixed, contingent or otherwise,  known or unknown, whether existing at the Closing Date or arising  thereafter as a result of any act,  omission or circumstance  taking place prior to the Closing Date.

2.2      Deliveries by Bancorp.  At or prior to the Closing, Bancorp shall deliver to CBB the following:
         ---------------------

(a)      Certificates  evidencing the shares of Western Stock,  which  certificates shall be duly endorsed in blank or accompanied by duly executed stock powers;

(b)      The certificates, agreements, documents and consents referred to in Article 12 herein;

(c)      Resignations  of all the  directors  and officers of Western and the Western  Subsidiaries  referred to in
Section 12.12 herein;

(d)      All  financial,   accounting,   stock  and  corporate  books  and  records  of  Western  and  the  Western
Subsidiaries,  and any other books or records  relating to the business of Western and the Western  Subsidiaries as
CBB shall request;

(e)      True and correct copies of the Charter Documents of Western and the Western Subsidiaries; and

(f)      Certificates  of good  standing  for Western  and the Western  Subsidiaries  from the  Comptroller  of the
Currency, the California Secretary of State and the Franchise Tax Board, as appropriate.

2.3      Deliveries by CBB.  At or prior to the Closing, CBB shall deliver to Bancorp the following:
         -----------------

(a)      Wire transfer in the amount of the Purchase Price to an account designated in writing by Bancorp;

(b)      The certificates, agreements and documents referred to in Article 11 herein.

2.4      Effect of Merger.  At the  Effective  Time of the Merger,  which shall occur  immediately  after the Stock
         ----------------
Purchase,  Western  will be merged  with and into CBB  pursuant  to the terms,  conditions  and  provisions  of the
Agreement of Merger and in  accordance  with the  applicable  provisions  of the CGCL and the CFC,  with CBB as the
Surviving  Corporation.  By virtue of the  Merger,  all the  rights,  privileges,  powers  and  franchises  and all property  and  assets  of every  kind and  description  of  Western  and CBB shall be vested in and be held by CBB, without  further act or deed,  and all the  interests of every kind of Western and CBB,  including all debts due to either of them on whatever  account,  shall be the property of CBB as they were of Western and CBB and the title to any  interest in real  property and any  interest in personal  property  vested by deed or otherwise in Western and
CBB shall not revert or be in any way  impaired  by reason of the  Merger;  and all rights of  creditors  and liens upon any  property  of Western  and CBB shall be  preserved  unimpaired  and all debts,  liabilities  and duties of
Western and CBB shall be preserved  unimpaired  and all debts,  liabilities  and duties of Western and CBB shall be debts,  liabilities  and  duties  of CBB and may be  enforced  against  it to the  same  extent  as if said  debts, liabilities and duties had been incurred or contracted by it.

2.5      Directors of CBB Following the Merger.  Immediately  after the Effective Time of the Merger,  the Board of
         -------------------------------------
Directors of CBB shall be comprised of the persons serving as directors of CBB  immediately  prior to the Effective
Time of the Merger.  Such  persons  shall serve  until the  earlier of their  expiration  or removal or until their successors are duly elected and qualified.

Article 3.

                                                    THE CLOSING
                                                    -----------

3.1      Closing.  The Closing shall take place on the Closing Date.
         -------

3.2      Execution of  Agreements.  As soon as  practicable  after  execution of this  Agreement,  the Agreement of
         ------------------------
Merger,  (as amended,  if necessary,  to conform to any  requirements of any  Governmental  Entity having authority over such  merger(s))  together  with all other  agreements  necessary to  consummate  the  transactions  described herein,  shall be executed by the parties  thereto.  On the Closing Date,  the  Agreement of Merger,  together with all requisite  certificates,  shall be duly filed with the California  Secretary of State and the Commissioner,  in
accordance with the CGCL and the CFC.
3.3      Further  Assurances.  At the Closing,  the Parties  hereto shall deliver,  or cause to be delivered,  such
         -------------------
documents  or  certificates  as may be necessary in the  reasonable  opinion of counsel for any of the parties,  to effectuate  the  transactions  contemplated  by this  Agreement.  If, at any time after the  Effective  Time of the
Stock  Purchase,  or after the Effective  Time of the Merger,  the Surviving  Corporation  or a successor or assign shall determine that any further conveyance,  assignment,  or other documents or any further action is necessary or desirable  to further  effectuate  the  transactions  set forth  herein or  contemplated  hereby,  the officers and directors of the Parties shall execute and deliver,  or cause to be executed and  delivered,  all such documents as may be reasonably required to effectuate such transactions.

Article 4.

                               REPRESENTATIONS AND WARRANTIES OF BANCORP AND WESTERN
                               -----------------------------------------------------

                           Bancorp and Western, jointly and severally, represent and warrant to CBB as follows:

4.1      Incorporation,  Standing  and Power.  Bancorp has been duly  organized,  is validly  existing  and in good
         -----------------------------------
standing as a  corporation  under the laws of the State of California  and is registered as a bank holding  company under the BHC Act.  Western is a national bank duly  organized,  validly  existing and in good  standing  under the laws of the  United  States  and is  authorized  by the OCC to conduct a  national  banking  business.  Each of the
Western  Subsidiaries has been duly organized,  is validly existing and in good standing as a corporation under the laws of the State of  California.  Western's  deposits  are  insured by the FDIC in the  manner and to the  fullest extent provided by law. Each of Bancorp,  Western and the Western  Subsidiaries  has all requisite  corporate power and  authority  to own,  lease and operate its  respective  properties  and assets and to carry on its  business as presently  conducted.  Neither the scope of the  business of  Bancorp,  Western or any of the Western  Subsidiaries
nor the  location  of any of their  respective  properties  requires  that  either  Bancorp,  Western or any of the
Western  Subsidiaries be licensed to do business in any  jurisdiction  other than the State of California where the failure  to be so  licensed  would,  individually  or in the  aggregate,  have a  material  adverse  effect  on the business,  financial  condition,  results of operations or prospects of Western on a  consolidated  basis.  Bancorp has delivered to CBB true and correct  copies of its,  Western's and each of the Western's  Subsidiaries'  Articles of Incorporation, Articles of Association, and Bylaws, as in effect as of the date hereof.

4.2      Capitalization.
         --------------

4.2.1    As of the date of this  Agreement,  the  authorized  capital stock of Western  consists of forty  thousand
(40,000)  shares of common  stock,  $5.00 par  value,  of which  forty  thousand  (40,000)  shares  are  issued and outstanding  and all of which are owned of record and  beneficially by Bancorp.  All of the  outstanding  shares of such  common  stock are duly  authorized,  validly  issued,  fully  paid,  nonassessable  and free and clear of all
Encumbrances.  There are no  outstanding  options,  warrants  or other  rights in or with  respect to the  unissued shares of such common stock or any other  securities  convertible  into such stock, and Western is not obligated to issue any  additional  shares of its common  stock or any  options,  warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

4.2.2    As of the  date  of  this  Agreement,  the  authorized  capital  stock  of WSAC  consists  of one  million
(1,000,000)  shares of common stock,  of which five hundred  thousand  (500,000)  shares are issued and outstanding and all of which are owned of record and  beneficially  by Western.  All of the  outstanding  shares of such common stock are duly  authorized,  validly  issued,  fully paid,  nonassessable  and free and clear of all  Encumbrances.
There are no  outstanding  options,  warrants or other  rights in or with  respect to the  unissued  shares of such common stock or any other  securities  convertible  into such stock,  and is not obligated to issue any  additional shares of its common  stock or any options,  warrants or other rights in or with respect to the unissued  shares of its common stock or any other securities convertible into such stock.

4.2.3    As of the date of this Agreement,  the authorized  capital stock of WSFC consists of one hundred  thousand
(100,000)  shares of common stock,  of which fifty thousand  (50,000)  shares are  outstanding and all of which are owned of  record  and  beneficially  by  Western.  All of the  outstanding  shares  of such  common  stock are duly authorized,  validly  issued,  fully  paid,  nonassessable  and free and  clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with  respect to the unissued  shares of such common stock or any other securities  convertible into such stock, and WSFC is not obligated to issue any additional  shares of its common  stock or any options,  warrants or other  rights in or with  respect to the  unissued  shares of its common stock or any other securities convertible into such stock.

4.2.4    As of the  date of this  Agreement,  the  authorized  capital  stock  of  WSCDC  consists  of one  million
(1,000,000)  shares of common stock,  of which five hundred  thousand  (500,000)  shares are outstanding and all of which are owned of record and  beneficially  by Western.  All of the  outstanding  shares of such common  stock are duly authorized,  validly issued,  fully paid,  nonassessable and free and clear of all Encumbrances.  There are no outstanding  options,  warrants or other rights in or with  respect to the unissued  shares of such common stock or any other  securities  convertible  into such stock,  and WSCDC is not obligated to issue any additional  shares of its common stock or any options,  warrants or other rights in or with respect to the unissued  shares of its common stock or any other securities convertible into such stock.

4.2.5    As of the date of this  Agreement,  the  authorized  capital stock of WSPI consists of one million  shares
(1,000,000) of common stock, of which five hundred  thousand  (500,000) shares are outstanding and all of which are owned of  record  and  beneficially  by  Western.  All of the  outstanding  shares  of such  common  stock are duly authorized,  validly  issued,  fully  paid,  nonassessable  and free and  clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with  respect to the unissued  shares of such common stock or any other securities  convertible into such stock, and WSPI is not obligated to issue any additional  shares of its common  stock or any options,  warrants or other  rights in or with  respect to the  unissued  shares of its common stock or any other securities convertible into such stock.

4.3      Subsidiaries.  Other than  Western,  WSAC,  WSFC,  WSCDC,  WSMC and WSPI,  Bancorp and Western do not own,
         ------------
directly or indirectly, the outstanding stock or equity or other voting interest in any Person.

4.4      Financial  Statements.  Bancorp has delivered to CBB a true and correct copy of the  Financial  Statements
         ---------------------
of Bancorp.  Bancorp has also  delivered to CBB true and correct copies of each  management  letter or other letter delivered to Bancorp or Western by H&B in connection  with the  Financial  Statements of Bancorp or relating to any review of the internal  controls of Bancorp or Western by H&B since January 1, 1998.  The  Financial  Statements of
Bancorp:   (a) present  fairly  the  consolidated   financial  condition  of  Bancorp,   Western  and  the  Bancorp
Subsidiaries,  respectively,  as of the respective  dates indicated and their  respective  consolidated  results of operations  and  statements  of cash flows,  for the  respective  periods then ended,  subject,  in the case of the unaudited  interim  financial  statements,  to normal recurring  adjustments;  (b) have been prepared in accordance with generally  accepted  accounting  principles  and/or  applicable  regulatory  accounting  principles or banking regulations  consistently  applied  (except as otherwise  indicated  therein);  (c) set forth as of the  respective dates  indicated  adequate  reserves for loan losses and other  contingencies  and (d) are based upon the books and records of Bancorp, Western and the Bancorp Subsidiaries, respectively.

4.5      Material Liabilities.                          Schedule  4.5  sets  forth  all  material   liabilities  of
         --------------------                           -------------
Bancorp,  Western and the  Western  Subsidiaries,  contingent  or  otherwise,  that are not  reflected  or reserved against in the Financial  Statements of Bancorp,  dated as of December 31, 2001, except for liabilities incurred or accrued  since  December 31, 2001 in the ordinary  course of business,  none of which has had or may  reasonably be expected  to have a  material  adverse  effect on the  business,  financial  condition,  results of  operations  or prospects of Western on a  consolidated  basis.  Except as set forth on Schedule  4.5,  Bancorp and Western know of
                                                                        -------------
no basis for the asserting  against  Western or any Western  Subsidiary of any liability,  obligation or claim that may  reasonably be expected to have a material  adverse  effect on the business,  financial  condition,  results of operations or prospects of Western or any Western Subsidiary.

4.6      Reports  and  Filings.  Except as set forth on  Schedule  4.6,  since  January 1,  1998,  each of Bancorp,
         ---------------------                           -------------
Western and the Western  Subsidiaries has filed all reports,  returns,  registrations  and statements (such reports and filings  referred to as "Bancorp  Filings"),  together  with any  amendments  required to be made with  respect thereto,  that were required to be filed with (a) the FDIC, (b) the OCC, (c) the FRB, and (d) any other  applicable
Governmental  Entity,  including  taxing  authorities,  except  where the  failure to file such  reports,  returns, registrations  or statements  has not had and is not reasonably  expected to have a material  adverse effect on the business,  financial  condition,  results  of  operations  or  prospects  of Western on a  consolidated  basis.  No administrative  actions  have been taken or orders  issued in  connection  with such Bancorp  Filings.  As of their respective  dates,  each  of such  Bancorp  Filings  (y) complied  in all  material  respects  with  all  laws  and regulations  enforced or  promulgated by the  Governmental  Entity with which it was filed (or was amended so as to be in  compliance  promptly  following  discovery  of any such  noncompliance);  and (z) did not contain any untrue statement of a material fact or omit to state a material  fact  required to be stated  therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading.  Any financial statement  contained  in any of such  Bancorp  Filings  fairly  presented  the  financial  position of Bancorp on a consolidated basis,  Bancorp alone,  Western on a consolidated basis and Western alone, as the case may be, and was prepared in accordance with generally accepted accounting  principles or banking regulations  consistently applied, except as stated  therein,  during the periods  involved,  and except where any  misstatement or omission would not make the statements  therein,  in light of the circumstances  under which they were made,  misleading.  Bancorp has furnished CBB with true and correct copies of all Bancorp Filings since January 1, 1998.

4.7      Authority.  The  execution  and delivery by Bancorp of this  Agreement  and by Western of this  Agreement,
         ---------
the Agreement of Merger,  and the execution  and delivery by Bancorp and Western of the  Ancillary  Agreements,  as
appropriate,  subject  to the  requisite  approval  of the  shareholders  of  Bancorp  of  this  Agreement  and the transactions  contemplated  thereby, and the consummation of the transactions  contemplated hereby and thereby have been duly and validly  authorized  by all  necessary  corporate  action on the part of  Bancorp,  Western and WSPI.
This  Agreement  is, and the  Agreement of Merger and the  Ancillary  Agreements  will be, upon due  execution  and delivery by the respective  parties  thereto,  a valid and binding  obligation of Bancorp and Western,  as the case may be,  enforceable  in  accordance  with their  respective  terms,  except as the  enforceability  thereof may be limited by bankruptcy,  liquidation,  receivership,  conservatorship,  insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

4.8      Conflicts.  Except as set forth on Schedule  4.8,  neither the  execution  and delivery by Bancorp of this
         ---------                          -------------
Agreement,  nor by  Western  of the  Agreement  of  Merger  nor by  either  Bancorp  or  Western  of the  Ancillary
Agreements,  as appropriate,  the consummation of the transactions  contemplated herein or therein,  nor compliance by Bancorp  or  Western  with any of the  provisions  hereof or  thereof,  will:  (a) conflict  with or result in a breach of any provision of Bancorp's or Western's Articles of Incorporation,  as amended,  Articles of Association, as  amended,  or Bylaws,  as  amended;  (b) constitute  a breach of or result in a default  or loss of any  benefit under,  (or give rise to any rights of termination,  modification,  cancellation or  acceleration,  or any right to acquire any  securities or assets) under any of the terms,  conditions or provisions of any note,  bond,  contract, mortgage,  indenture,  franchise,  license, permit, agreement or other instrument or obligation to which Bancorp or
Western is a party,  or by which  Bancorp or Western  or any of their  respective  properties  or assets are bound;
(c) except  for the prior  approval  of the FDIC,  the OCC,  the  Commissioner  and the FRB,  and the filing of the
Agreement of Merger with the California  Secretary of State and the Commissioner  require any Consents;  (d) result in the creation or  imposition of any  Encumbrance  on any of the  properties or assets of Bancorp,  Western or the
Western  Subsidiaries;  or (e) subject to obtaining the Consents  referred to in subsection (c) of this Section and the  expiration  of any  waiting  period,  violate  any Rules  applicable  to  Bancorp  or  Western or any of their respective properties or assets.

4.9      Taxes.
         -----

(a)      Except as set forth in Schedule  4.9, (i) all  material  Tax Returns  required to be filed by or on behalf
                                -------------
of Bancorp,  Western,  the Bancorp  Subsidiaries or the Affiliated Group(s) of which any of them is or was a member have been duly and timely filed with the  appropriate  taxing  authorities in all  jurisdictions  in which such Tax
Returns  are  required  to be filed  (after  giving  effect to any valid  extensions  of time in which to make such filings),  and all such Tax Returns were true,  complete and correct in all material  respects;  (ii) all Taxes due and  payable by or on behalf of  Bancorp,  Western and the Bancorp  Subsidiaries,  either  directly,  as part of an
Affiliated  Group Tax  Return,  or  otherwise,  have been fully and timely  paid,  except to the extent  adequately reserved  therefor in accordance  with  generally  accepted  accounting  principles  and/or  applicable  regulatory
accounting  principles  or  banking  regulations   consistently  applied  on  the  Bancorp,   Western  and  Bancorp
Subsidiaries  balance  sheet,  and  adequate  reserves or  accruals  for Taxes have been  provided in the  Bancorp,
Western and Bancorp  Subsidiaries  balance sheet with respect to any period  through the date thereof for which Tax
Returns  have not yet been filed or for which Taxes are not yet due and owing;  and (iii) no  agreement,  waiver or other document or  arrangement  extending or having the effect of extending the period for assessment or collection of Taxes  (including,  but not limited to, any applicable  statute of  limitation)  has been executed or filed with any taxing authority by or on behalf of Bancorp,  Western and Bancorp  Subsidiaries or any of its subsidiaries,  or any Affiliated Group(s) of which any of them is or was a member.

(b)      Bancorp,  Western and the  Bancorp  Subsidiaries  have each  complied in all  material  respects  with all applicable  laws,  rules and regulations  relating to the payment and withholding of Taxes and have duly and timely withheld  from  employee  salaries,  wages and other  compensation  and have  paid over to the  appropriate  taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(c)      CBB has received  complete copies of (i) all material income or franchise Tax Returns of Bancorp,  Western and the Bancorp  Subsidiaries  relating to the taxable  periods  since  January 1, 1998 and  (ii) any  audit report issued  within the last three years  relating to any material  Taxes due from or with  respect to Bancorp,  Western and the Bancorp Subsidiaries with respect to their respective income, assets or operations.

(d)      Except as set forth in  Schedule  4.9,  no claim has been  made by a taxing  authority  in a  jurisdiction
                                 -------------
where  Bancorp,  Western or any of the Bancorp  Subsidiaries  does not file an income or franchise  Tax Return such that Bancorp, Western or any of the Bancorp Subsidiaries is or may be subject to taxation by that jurisdiction.

(e)      Except as set forth in Schedule  4.9:  (i) there are no  deficiencies  asserted or  assessments  made as a
                                -------------
result of any  examinations  by any taxing  authority  of the Tax  Returns of or  covering  or  including  Bancorp,
Western and the Bancorp  Subsidiaries  have been fully paid, and there are no other audits or investigations by any taxing  authority in  progress,  nor has Bancorp,  Western or any of the Bancorp  Subsidiaries  received any notice from any taxing  authority  that it  intends to conduct  such an audit or  investigation;  (ii) no  requests  for a ruling or a  determination  letter are pending with any taxing  authority;  and  (iii) no  issue has been raised in writing by any taxing  authority in any current or prior  examination  which, by application of the same or similar principles,  could reasonably be expected to result in a proposed  deficiency against Bancorp,  Western and Bancorp
Subsidiaries for any subsequent taxable period that could be material.

(f)      Except as set forth in Schedule 4.9,  neither  Bancorp,  Western or any Bancorp  Subsidiary  nor any other
                                ------------
Person on behalf of  Bancorp,  Western or any of the  Bancorp  Subsidiaries  has  (i) filed  a consent  pursuant to
Section  341(f)  of the Code or  agreed  to have  Section  341(f)(2)  of the Code  apply  to any  disposition  of a subsection  (f) asset (as such term is defined in Section  341(f)(4) of the Code) owned by Bancorp,  Western or any
Bancorp  Subsidiary  (ii) agreed to or is required to make any  adjustments  pursuant to Section 481(a) of the Code or any similar  provision of state,  local or foreign law by reason of a change in accounting  method  initiated by
Bancorp,  Western or any Bancorp  Subsidiary or has any knowledge  that the Internal  Revenue  Service has proposed any such  adjustment or change in  accounting  method,  or has any  application  pending with any taxing  authority requesting  permission for any changes in accounting  methods that relate to the business or operations of Bancorp,
Western or any Bancorp  Subsidiary or (iii) executed or entered into a closing  agreement  pursuant to Section 7121 of the Code or any  predecessor  provision  thereof or any similar  provision  of state,  local or foreign law with respect to Bancorp, Western or any of the Bancorp Subsidiaries.

(g)      Except as set forth in Schedule 4.9, no property  owned by Bancorp,  Western or any Bancorp  Subsidiary is
                                ------------
(i) property  required to be treated as being owned by another Person  pursuant to provisions of Section  168(f)(8)
of the  Internal  Revenue  Code of 1954,  as amended and in effect  immediately  prior to the  enactment of the Tax
Reform Act of 1986,  (ii) constitutes  "tax-exempt  use  property"  within the meaning of Section  168(h)(1) of the
Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

(h)      Neither  Bancorp,  Western or any Bancorp  Subsidiary  is a party to any tax sharing  agreement or similar agreement or  arrangement  (whether  written or not written)  pursuant to which it will have any obligation to make any  payments  after the  Closing  other  than to members of the  Affiliated  Group of which  Bancorp is the common parent.

(i)      Except as set forth in the Schedule 4.9, there is no contract,  agreement,  plan or  arrangement  covering
                                    ------------
any Person  that,  individually  or  collectively,  could give rise to the  payment of any amount that would not be deductible by Bancorp,  Western or any Bancorp Subsidiary or their respective  affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

(j)      There are no liens as a result of any  unpaid  Taxes  upon any of the  assets of  Bancorp,  Western or the
Bancorp Subsidiaries.

(k)      Except  as set  forth in  Schedule  4.9,  neither  Bancorp,  Western  or any  Bancorp  Subsidiary  has any
                                   -------------
elections in effect for federal income tax purposes  under  Sections 108, 168, 338, 441, 472,  1017,  1033, or 4977
of the Code.

(l)      Except as set forth in Schedule  4.9,  none of the members of Bancorp,  Western and Bancorp  Subsidiaries'
                                -------------
Affiliated Group has any net operating loss carryovers.

(m)      None of  Bancorp,  Western or any  Bancorp  Subsidiary  has been a United  States  real  property  holding corporation  within the meaning of Section  897(c)(2) of the Code during the  applicable  period within the meaning of Section 897(c)(1)(A)(ii) of the Code.

(n)      Set forth on  Schedule  4.9 is a statement  as of the date hereof of the tax basis  Bancorp has in Western
                       -------------
and each of the Bancorp Subsidiaries.

4.10     Contracts.  Except as set  forth in  Schedule  4.10 (all  items  listed or  required  to be listed in such
         ---------                            --------------
schedule 4.10 being referred to as Scheduled  Contracts),  neither Western nor any of the Western Subsidiaries is a party or otherwise subject to:

4.10.1   any employment,  deferred compensation,  bonus or consulting contract that (i) has a remaining term, as of the date of this  Agreement,  of more than one year in length of  obligation  on the part of Western or any Western
Subsidiary  and is not  terminable  by  Western  or any  Western  Subsidiary  within  one year  without  penalty or
(ii) requires payment by Western or any Western Subsidiary of $25,000 or more per annum;

4.10.2   any advertising,  brokerage,  licensing,  dealership,  representative  or agency  relationship or contract requiring payment by Western or any Western Subsidiary of $25,000 or more per annum;

4.10.3   any  contract or  agreement  that  restricts  Western or any Western  Subsidiary  (or would  restrict  any
Affiliate of Western or the Surviving  Corporation  (including CBB and its  subsidiaries)  after the Effective Time of the Merger from  competing  in any line of business  with any Person or using or  employing  the services of any
Person;

4.10.4   any lease of real or  personal  property  providing  for  annual  lease  payments  by or to Western or any
Western  Subsidiary  in excess of $25,000 per annum other than (A)  financing  leases  entered into in the ordinary course of business in which Western or any Western  Subsidiary is lessor and (B) leases of real property  presently used by Western as banking offices;

4.10.5   any mortgage,  pledge,  conditional  sales  contract,  security  agreement,  option,  or any other similar agreement  with  respect to any interest of Western or any Western  Subsidiary  (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee,  secured party or deed of trust  beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

4.10.6   other than as  described in the Bancorp  Filings or as set forth in the Bancorp  Employee  Plan List,  any stock purchase,  stock option,  stock bonus,  stock ownership,  profit sharing,  group insurance,  indemnification, bonus,  deferred  compensation,  severance  pay,  pension,  retirement,  savings  or other  incentive,  welfare  or employment  plan or  material  agreement  providing  benefits  to any  present  or former  employees,  officers  or directors of Western or any Western Subsidiary;

4.10.7   any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

4.10.8   other than  agreements  entered into in the ordinary  course of  business,  including  sales of other real estate owned,  any agreement for the sale of any property or assets in which Western or any Western  Subsidiary has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

4.10.9   any agreement for the borrowing of any money (other than  liabilities or interbank  borrowings made in the ordinary  course of its  banking  business  and  reflected  in the  financial  records of  Western  or any  Western
Subsidiary);

4.10.10  any  restrictive  covenant  contained in any deed to or lease of real property  owned or leased by Western or any  Western  Subsidiary  (as  lessee)  that  materially  restricts  the use,  transferability  or value of such property;

4.10.11  any guarantee or  indemnification  which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

4.10.12  any supply,  maintenance  or  landscape  contracts  not  terminable  by Western or any Western  Subsidiary without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

4.10.13  any material  agreement  which would be  terminable  other than by Western or any Western  Subsidiary as a result of the consummation of the transactions contemplated by this Agreement;

4.10.14  any  contract  of  participation  with any other  bank in any loan in excess  of  $25,000  or any sales of assets of Western or any Western  Subsidiary with recourse of any kind to Western or any Western  Subsidiary except the sale of mortgage loans,  servicing rights,  repurchase or reverse  repurchase  agreements,  securities or other financial transactions in the ordinary course of business;

4.10.15  any  agreement  providing  for the sale or  servicing  of any  loan or other  asset  which  constitutes  a
"recourse  arrangement"  under  applicable  regulation or policy  promulgated by a Governmental  Entity (except for agreements  for the  sale of  guaranteed  portions  of  loans  guaranteed  in  part  by the U.  S.  Small  Business
Administration and related servicing agreements);

4.10.16  any contract relating to the provision of data processing  services to Western or any Western  Subsidiary;
or

4.10.17  any other  agreement  of any other kind which  involves  future  payments or receipts or  performances  of services  or  delivery of items  requiring  payment of $25,000 or more to or by Western or any  Western  Subsidiary other than payments made under or pursuant to loan  agreements,  participation  agreements and other agreements for the extension of credit in the ordinary course of their business.

                  True copies of all Scheduled Contracts,  including all amendments and supplements  thereto,  have been delivered to CBB.

4.11     Title to Property.
         -----------------

(a)      Schedule 4.11 sets forth a description  (including the character of the ownership  interest of Western and
         -------------
the  Western  Subsidiaries)  of all  real  property  of  Western  and the  Western  Subsidiaries,  including  fees, leaseholds and all other interests in real property  (including  real property that is debt  previously  contracted property) ("Real  Property").  Except as set forth on Schedule 4.11, (i)  Western and the Western  Subsidiaries has
                                                      -------------
each duly recorded,  in the appropriate  county, all recordable  interests in Real Property,  (ii)  Western and the
Western  Subsidiaries  each  has  good  and  marketable  title  to all of its  respective  assets  and  properties, including,  without  limitation,  all  personal and  intangible  properties  reflected  on the balance  sheet as of
December 31, 2001 included in the Financial  Statements of Bancorp, or acquired subsequent thereto,  free and clear of all  Encumbrances,  except  (A) Encumbrances  that in the  aggregate do not  materially  detract from the value, interfere with the use, or restrict the sale,  transfer or disposition,  of such properties and assets or otherwise materially affect Western and the Western  Subsidiaries;  (B) any lien for taxes not yet due; (C) any  Encumbrances arising  under the document that created the interest in the Real Property  (other than  Encumbrances  arising as a result of any breach or default by Western or any  Western  Subsidiary);  (D) assets  and  properties  disposed  of since December 31, 2001 in the ordinary  course of business and  consistent  with past practice and (E) as noted in the  Financial  Statements  of  Bancorp.  Bancorp  has  furnished  CBB with true and  correct  copies of all leases included on Schedule 4.11 delivered as of the date of the Agreement,  all title insurance  policies relating to the
            -------------
Real Property and all documents evidencing recordation of all recordable interests in the Real Property.

(b)      All tangible properties of Western and Western  Subsidiaries that are material to the business,  financial condition,  results of  operations  or  prospects  of Western and the Western  Subsidiaries  are in a good state of maintenance  and repair,  except for  ordinary  wear and tear,  and are adequate for the conduct of the business of
Western and the  Western  Subsidiaries  as  presently  conducted.  Except as set forth in  Schedule  4.11,  (i) the
                                                                                           --------------
execution  of this  Agreement,  the  performance  of the  obligations  of Bancorp  and  Western  hereunder  and the consummation  of the  transactions  contemplated  herein,  including  the Stock  Purchase  and the  Merger,  do not conflict  with and will not result in a breach or default  under any lease,  agreement  or  contract  described  in
Schedule  4.11,  or give any other party  thereto a right to  terminate  or modify any term  thereof;  (ii) neither
--------------
Western  nor any  Western  Subsidiary  has any  obligation  to  improve  any Real  Property;  (iii) each  lease and agreement  under which  Western or a Western  Subsidiary is a lessor is in full force and effect and is a valid and legally binding  obligation of Western and the Western  Subsidiary,  as appropriate,  and, to the best knowledge of
Bancorp and Western,  each other party  thereto;  and (iv)  Western and the Western  Subsidiaries  and, to the best knowledge of Bancorp and Western,  each other party to any such lease or agreement  have  performed in all material respects all the  obligations  required to be  performed by them to date under such lease or agreement  and are not in default  in any  material  respect  under any such lease or  agreement  and there is no pending  or, to the best knowledge of Bancorp or Western,  any threatened  proceeding,  or proceeding which Bancorp or Western has reason to believe may be threatened, with respect to such property or any such lease.

4.12     Litigation.
         ----------

(a)      Schedule  4.12 sets forth a  description  of each legal,  administrative,  arbitration,  investigatory  or
         --------------
other proceeding (including,  without limitation,  any investigation,  action, or proceeding with respect to Taxes)
pending or, to the best  knowledge of Bancorp or Western,  that has been  threatened,  or which  Bancorp or Western has reason to believe may be threatened,  against or affecting Western or any of the Western  Subsidiaries or their respective  assets or  business,  and has had or may have a material  adverse  effect on the  assets,  liabilities, business,  financial  condition,  results of operations or prospects of Western,  or the Western  Securities or the transactions  contemplated  hereby on a consolidated  basis or involves or may involve a claim or claims  asserting aggregate  liability  of $10,000 or more.  Schedule  4.12  includes  with  respect to each  matter  identified,  if
                                           --------------
applicable,  the case title, the court, the court file number,  the date filed, the law firm  representing  Western or the Western  Subsidiary and such other  information as may be reasonably  requested by CBB.  Except as set forth on Schedule 4.12, there is no (i) outstanding  judgment,  order, writ,  injunction or decree,  stipulation or award
   -------------
of any Governmental Entity or by arbitration,  against,  or, to the knowledge of Western,  affecting Western or any of the  Western  Subsidiaries  or their  respective  assets or  business  that  (A) has  had or may have a material adverse  effect on the assets,  liabilities,  permits,  business,  financial  condition,  results of  operations or prospects of Western on a  consolidated  basis  (B) requires  any payment by, or excuses an  obligation  of a third party to make any  payment  to  Western  or any of the  Western  Subsidiaries,  of an amount  exceeding  $10,000 or
(C) has the effect of  prohibiting  any business  practice of, or the  acquisition,  retention  or  disposition  of
property  by,  Western  or  any  of  the  Western  Subsidiaries;   or  (ii) legal,   administrative,   arbitration,
investigatory  or  other  proceeding  pending  or,  to the best  knowledge  of  Bancorp  or  Western  that has been threatened,  or which  Bancorp  or Western  has  reason to believe  may be  threatened,  against or  affecting  any director,  officer, employee, agent or representative of Western or any of the Western Subsidiaries,  in connection with which any such  Person has or may have  rights to be  indemnified  by  Bancorp,  Western or any of the Western
Subsidiaries.

(b)      Except as set forth in Schedule 4.12,  neither  Western nor any of the Western  Subsidiaries is subject to
                                -------------
any cease and desist order or directive or a party to any written  agreement or  memorandum of  understanding  with any  Governmental  Entity that  restricts  the  conduct of its  business,  or in any manner  relates to its capital adequacy,  its  credit  or  compliance  policies  or its  management.  Copies  of any such  orders,  agreements  or memoranda have been provided to CBB concurrently herewith.

4.13     Certain  Adverse  Changes.  Except as  specifically  required,  permitted  or effected by this  Agreement,
         -------------------------
since  December 31,  2001  there has not been,  occurred  or arisen  any of the  following  (whether  or not in the ordinary course of business unless otherwise indicated):

(a)      Any change in any of the assets,  liabilities,  Permits,  methods of accounting  or  accounting  practice, business,  or manner  of  conducting  business,  of  Western  or the  Western  Subsidiaries  or any other  event or development  that has had or may  reasonably  be expected to have,  individually  or in the  aggregate,  a material adverse  effect on the  business,  financial  condition,  results  of  operations  or  prospects  of  Western  on a consolidated basis;

(b)      Any damage,  destruction or other casualty loss (whether or not covered by insurance)  that has had or may reasonably  be  expected  to have a  material  adverse  effect on the  business,  financial  condition,  results of operations  or  prospects  of Western on a  consolidated  basis or that may involve a loss of more than  $25,000 in excess of applicable insurance coverage; or

(c)      Any amendment,  modification or termination of any existing,  or entry into any new,  material contract or
Permit that has had or may reasonably be expected to have,  individually  or in the aggregate,  a material  adverse effect on the  business,  financial  condition,  results of  operations  or prospects of Western on a  consolidated basis;

(d)      Any  disposition  by  Western  or any  Western  Subsidiary  of an asset  the lack of which  has had or may reasonably  be expected to have,  individually  or in the  aggregate,  a material  adverse  effect on the business, financial condition, results of operations or prospects of Western or the Western Subsidiaries; or

(e)      Any direct or indirect  redemption,  purchase or other acquisition by Western or any Western Subsidiary of any equity securities or any declaration,  setting aside or payment of any dividend or other  distribution on or in respect of Western Stock whether  consisting of money,  other personal  property,  real property or other things of value.

4.14     Corporate  Records.  The  minute  books and  corporate  records of Western  and the  Western  Subsidiaries
         ------------------
accurately  reflect all  material  actions duly taken by their  respective  shareholders,  boards of directors  and committees and contain true and complete copies of their respective Charter Documents and all amendments thereto.

4.15     Accounting  Records;  Data Processing.  Each of Western and the Western  Subsidiaries has records that, in
         -------------------------------------
all material respects,  fairly reflect its respective  transactions,  and accounting  controls sufficient to ensure that such  transactions  are in all material  respects  (a) executed  in accordance  with  management's  general or specific  authorization;  and  (b) recorded  in conformity  with generally  accepted  accounting  principles.  Such records, to the extent they contain important  information  pertaining to Western and the Western Subsidiaries have been  duplicated  and  stored  safely  and  securely.  Schedule  4.15 sets  forth  each and every  data  processing
                                                       --------------
agreement,  lease and license, all service and maintenance agreements,  and all service bureau arrangements between
Western or the Western  Subsidiaries  and any provider of the foregoing  services,  and an  itemization of all data processing  equipment,  related  peripheral  equipment  and software  used or intended to be used by Western or the
Western  Subsidiaries  in  connection  with  data and item  processing  ("Western  and  Western  Subsidiaries  Data
Processing  Assets").  To the best  knowledge  of  Western  and the  Western  Subsidiaries,  except as set forth in
Schedule 4.15, the procedures and equipment,  including,  without limitation,  the data processing equipment,  data
-------------
transmission  equipment,  related peripheral  equipment and software,  used by Western and the Western Subsidiaries in the operation of its business  (including any disaster recovery  facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of Western and the Western Subsidiaries.

4.16     Insurance.  Schedule  4.16 sets forth all  insurance  policies  and bonds  maintained  by Western  and the
         ---------   --------------
Western  Subsidiaries.  Except as set forth on Schedule 4.16, (a) each of Western and the Western  Subsidiaries is,
                                               -------------
and at all times within five years hereof has been,  insured with insurers and has insurance  coverage  adequate to insure  against all risks  normally  insured  against by companies in similar  businesses  and of comparable  size;
(b) neither  Western nor any Western  Subsidiary  is in default  under any policy of insurance or bond such that it could be cancelled and all such  insurance  policies and bonds  maintained by Western and the Western  Subsidiaries are in full force and effect and, except for expirations in the ordinary  course,  will remain so through and after the Effective Time of the Stock Purchase and the Merger;  and (c) each of Western and the Western  Subsidiaries has filed claims with, or given notice of claims to, its respective  insurers with respect to all material  matters and occurrences  for which it believes it has coverage.  Bancorp has furnished CBB with true and correct  copies of all insurance policies and bonds identified on Schedule 4.16, including all amendments and supplements thereto.
                                           -------------

4.17     Employee Benefit Plans and Employment and Labor Contracts.
         ---------------------------------------------------------

(a)      For purposes of this  Agreement,  the term "Plans"  shall mean (i) all "Employee  Benefit  Plans" (as such term is defined in Section  3(3) of ERISA) of which  Western or any of the  Western  Subsidiaries  or any member of the same controlled  group of  corporations,  trades or businesses as Western and the Western  Subsidiaries  within the meaning of Section  4001(a)(14) of ERISA, (for purposes of this Section,  an "ERISA Affiliate") is a sponsor or participating  employer or as to which Western or any of the Western  Subsidiaries or any of their ERISA Affiliates makes  contributions or is required to make  contributions  and (ii) any employment,  severance or other agreement, arrangement,  policy or practice of Western or any of the Western  Subsidiaries or of any of their ERISA Affiliates
(whether  written or oral)  providing  for  insurance  coverage  (including  self-insured  arrangements),  workers'
compensation,  disability benefits,  supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit sharing,  deferred compensation,  bonuses, stock options, stock appreciation or other forms of incentive compensation  or  post-retirement  insurance,  compensation  or benefits to  employees,  directors or other service providers.

                           Except as is  disclosed  in Schedule  4.17,  (i) neither  Western nor any of the Western
                                                       --------------
Subsidiaries  nor  any of  their  ERISA  Affiliates  maintains  or  sponsors,  or  makes  or is  required  to  make contributions to, any of the Plans,  (ii) none of the Plans is a "multiemployer  plan," as defined in Section 3(37)
of ERISA,  (iii) none  of the Plans is a "defined  benefit  pension  plan"  within the meaning of Section  3(35) of
ERISA,  (iv) none of the Plans provides  healthcare or any other welfare  benefits to any former  employees (or any dependents of any former employees),  except as required by the Consolidated  Omnibus Budget  Reconciliation Act of
1985  ("COBRA"),  and (v) each of the Plans is, and at all times since its inception  has been, in compliance  with all  provisions  of ERISA,  the Code,  COBRA,  the Health  Insurance  Portability  and  Accountability  Act of 1996
("HIPAA") and all other  applicable  laws.  Notwithstanding  any  statement or indication in this  Agreement to the contrary,  there  are no  Plans  as to which  Western  or any of the  Western  Subsidiaries  or any of their  ERISA
Affiliates will be required to make any  contributions  or to make any other payments,  whether on behalf of any of the current  employees of Western or any of the Western  Subsidiaries or any of their ERISA Affiliates or on behalf of any other person,  after the Closing.  At the Closing,  there will be no unrecorded  liabilities with respect to the  establishment,  implementation,  operation,  administration  or  termination  of  any  of  the  Plans,  or the termination  of the  participation  in any of the Plans by Western  or any of the  Western  Subsidiaries  or any of
their ERISA  Affiliates.  Neither  Western nor any of the Western  Subsidiaries  nor any ERISA  Affiliates  has any
formal plan or commitment,  whether legally  binding or not, to create any additional  Plan, or to modify or change any  existing  Plan that  would  affect any  employee  or  terminated  employee  of  Western or any of the  Western
Subsidiaries  or any of their ERISA  Affiliates,  except as  disclosed  on Schedule  4.17.  Western and each of the
                                                                           --------------
Western  Subsidiaries  has  delivered  to CBB true and  complete  copies of:  (i) each of the Plans and any related funding and service agreements thereto (including trust and custodial agreements,  insurance contracts,  investment managing  agreements,  subscription  and  participation  agreements  and  recordkeeping  contracts)  including  all amendments,  all of which are  legally  valid and  binding  and in full force and effect and there are no  defaults thereunder,  (ii) the  currently  effective  summary plan  description,  summary of material  modifications and all other  material  employee  communications  pertaining  to  each of the  Plans,  (iii) all  enrollment,  beneficiary designation,  loan,  distribution,  contribution  and benefit  election and other material forms used by any of the
Plans,  (iv) the  three most  recent  annual  reports for each of the Plans  (including  all  relevant  schedules),
(v) the  most  recently  filed PBGC Form 1 (if  applicable),  and (vi) the  most recent  Internal  Revenue  Service determination  letter for each Plan which is intended to constitute a qualified  plan under Section 401 of the Code and each  amendment to each of the foregoing  documents and any requests for rulings,  determinations,  or opinions pending with the Internal Revenue Service or any other governmental agency.

(b)      The  present  value of all accrued  benefits  and  liabilities  under each of the Plans that is subject to
Title IV of ERISA shall not, as of the Closing Date,  exceed the then fair market value or actuarial  present value of the assets of each such Plan  allocated to such  accrued  benefits and  liabilities,  based upon the  applicable provisions  of the Code and ERISA.  With  respect to each Plan that is subject to Title IV of ERISA  (i) no  amount is due or owing from Western or any of the Western  Subsidiaries  or any of their ERISA  Affiliates  to the Pension
Benefit  Guaranty  Corporation  or to any  "multiemployer  plan" as defined in Section 3(37) of ERISA on account of any  withdrawal  therefrom and (ii) no such Plan has been  terminated at a time when the Plan was not  sufficiently funded and any such  termination  has been in  accordance  with ERISA.  The  transactions  contemplated  hereunder, including  without  limitation  the  termination  of the Plans at or prior to the Closing,  shall not result in any such withdrawal or other liability under any of the Plans or any applicable laws.

(c)      None of the Plans, nor any trust created thereunder nor any trustee,  fiduciary or administrator  thereof, has engaged in any transaction  that might subject any of the Plans,  any such trust, or any trustee,  fiduciary or administrator  thereof,  or any party dealing with the Plans or any such trust, to the tax or penalty on prohibited transactions  imposed by Section 4975 of the Code or to any civil  penalty  imposed by Section 502 of ERISA.  Since the  effective  date of ERISA,  none of the Plans  subject to Title IV of ERISA has been  completely  or  partially terminated nor has there been any  "reportable  event," as such term is defined in Section  4043(b) of ERISA,  with respect  to any of the Plans  since the  effective  date of ERISA nor has any  notice of intent to  terminate  been filed or given with  respect to any such Plan.  There has been no  (i) withdrawal  by Western or any of the Western
Subsidiaries or any of their ERISA Affiliates that is a substantial  employer from a single-employer  plan which is a Plan and which has two or more  contributing  sponsors  at least two of whom are not  under  common  control,  as referred to in Section 4063(b) of ERISA,  or  (ii) cessation  by Western or any of the Western  Subsidiaries or any
of their ERISA  Affiliates of operations at a facility  causing more than 20% of Plan  participants to be separated from  employment,  as referred to in Section 4062(f) of ERISA.  All government  reports and filings required by law have been properly and timely filed,  all information  required to be distributed to participants or  beneficiaries has been  distributed  with  respect to each of the Plans,  and  Western  and  Western  Subsidiaries  and its ERISA
Affiliates have performed all of their obligations under all of the Plans in all material aspects.

(d)      None  of the  Plans  nor  any  trust  created  thereunder  has  ever  incurred  any  "accumulated  funding deficiency"  as such term is defined in  Section  412 of the Code,  whether  or not  waived.  Furthermore,  neither
Western nor any of the Western  Subsidiaries  nor any of its ERISA  Affiliates  has any  unfunded  liability  under
ERISA in respect of any of the Plans.  Western or all of the Western  Subsidiaries  have made all contributions and paid all  amounts  due and owing  under all of the Plans.  Each of the Plans  which is  intended  to be a qualified plan under Section  401(a) of the Code has received a favorable  determination  letter that it is so qualified from the Internal  Revenue  Service and Western and Western  Subsidiaries  do not know of any fact which could adversely affect the qualified  status of any such Plan.  All amendments  required to bring all of the Plans into  conformity with all of the applicable  provisions of ERISA,  the Code,  COBRA,  HIPAA and all other  applicable laws have been made. All of the Plans have been  administered  and maintained in compliance  with ERISA,  COBRA,  HIPAA,  the Code and all other  applicable laws. All  contributions  required to be made to each of the Plans under the terms of the
Plan,  ERISA,  the Code or any other  applicable  laws have been timely made.  The Financial  Statements of Bancorp properly  reflect all amounts  required to be accrued as liabilities  to date under each of the Plans.  There is no contract,  agreement or benefit  arrangement  covering  any employee of Western or any of the Western  Subsidiaries that,  individually or collectively,  could give rise to the payment of any amount that would constitute an "excess parachute  payment" (as defined in Section  280G of the Code) with respect to the Share  Purchase and the Merger or any other transaction.

(e)      There has not occurred and there does not exists (i) any  pending  litigation or  controversy  against any of the Plans or  against  Western  or any of the  Western  Subsidiaries  or any of their  ERISA  Affiliates  as the
"Employer" or "Sponsor" under the Plans or against the trustee,  fiduciaries or  administrators of any of the Plans or (ii) any pending or threatened  investigation,  proceeding,  lawsuit, dispute, action or controversies involving any of the Plans,  the  administrator  or trustee  of any of the Plans  with any of the IRS,  Department  of Labor,
Pension Benefit  Guaranty  Corporation,  any participant in the Plans,  any service provider to any of the Plans or any other person  whatsoever.  Without  limiting the  generality of the  foregoing,  there are no lawsuits or other claims,  pending or  threatened  (other than routine  claims for benefits  under a Plan)  against  (i) any Plan, or
(ii) any  "Fiduciary"  of such Plan  (within  the meaning of Section  3(21)(a)  of ERISA)  brought on behalf of any participant, beneficiary or Fiduciary thereunder, nor is there a reasonable basis for any such claim.

(f)      Neither  Western  nor any of the Western  Subsidiaries  nor any of their  ERISA  Affiliates,  has used the services of  (i) workers  who have been provided by a third party  contract labor supplier for more than six months or who may  otherwise  be eligible to  participate  in any of the Plans or to an extent  that would  reasonably  be expected to result in the  disqualification  or loss of preferred tax status of any of the Plans or the  imposition of penalties or excise taxes with respect to the IRS,  Department of Labor,  Pension Benefit  Guaranty  Corporation
or any other  governmental  entity;  (ii) temporary  employees  who have worked for more than six months or who may otherwise  be eligible to  participate  in any of the Plans or to an extent  that would  reasonably  be expected to result in the  disqualification  or loss of preferred tax status of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS,  Department of Labor,  Pension Benefit  Guaranty  Corporation or any other governmental  entity;  (iii) individuals  who have provided services to Western or any of the Western  Subsidiaries as independent  contractors  for more than six months or who may otherwise be eligible to participate in any of the
Plans or to an extent that would  reasonably  be expected to result in the  disqualification  or loss of  preferred tax status of any of the Plans or the  imposition of penalties or excise taxes with respect to the IRS,  Department of Labor, Pension Benefit Guaranty  Corporation or any other governmental entity or (iv) leased employees,  as that term is defined in section 414(n) of the Code.

4.18     Investments.  Schedule 4.18 sets forth a description of each  Investment  Security held by Western and the
         -----------   -------------
Western  Subsidiaries on March 31, 2002.  Schedule 4.18 sets forth with respect to each such  Investment  Security:
                                          -------------
(i) the issuer  thereof;  (ii) the  outstanding  balance or number of shares;  (iii) the  maturity,  if applicable;
(iv) the  title of issue;  and (v) the  classification  under SFAS No. 115.  Except as set forth on Schedule  4.18,
                                                                                                    --------------
neither Western nor any of the Western Subsidiaries has an Investment Security classified as trading.

4.19     Broker's or Finder's Fees. No agent,  broker,  investment or commercial  banker, or other Person acting on
         -------------------------
behalf of Bancorp,  Western or any Bancorp  Subsidiary  is or will be entitled to any  broker's or finder's  fee or any  other  commission  or  similar  fee  directly  or  indirectly  in  connection  with  any of  the  transactions contemplated in this Agreement, including, but not limited to, the Stock Purchase and the Merger.

4.20     Compliance with Rules.
         ---------------------

(a)      Neither  Bancorp,  Western nor any of the Bancorp  Subsidiaries  has been in default under or in breach or violation of (i) any provision of their respective Charter Documents,  or (ii) Rule,  except,  with respect to this clause (ii),  for such defaults,  breaches or violations as would not have,  individually  or in the  aggregate,  a material adverse effect on the business,  financial  condition,  results of operations or prospects of Western on a consolidated basis.

(b)      Except as set forth on Schedule 4.20,  (i)  Western and the Western  Subsidiaries  are in compliance  with
                                -------------
all Environmental  Regulations;  (ii) to the best knowledge of Western and Bancorp,  there are no Tanks on or about
Western or any of the Western  Subsidiaries'  Property;  (iii) to the best knowledge of Western and Bancorp,  there are no  Hazardous  Materials  on,  below or above the surface  of, or  migrating  to or from  Western or any of the
Western  Subsidiaries  Property in concentrations  above de minimis levels that would require remedial action; (iv)
to the best knowledge of Western and Bancorp, all  outstanding  Western and Western  Subsidiaries' loans secured by real  property  are in  compliance  with  Environmental  Regulations  and no such loans have a leaking Tank or upon which there are  Hazardous  Materials  on or migrating to or from  Western or Western  Subsidiaries'  Property,  in concentrations  above de minimis levels that would require remedial  action;  and (v) without limiting Section 4.12 or the foregoing  representations and warranties  contained in clauses (i) through (iv), there is no written claim, action,  suit, or proceeding or notice thereof before any  Governmental  Entity pending  against  Western or any of the Western  Subsidiaries or concerning  property  securing Western or any of the Western  Subsidiaries'  loans and there is no outstanding judgment,  order, writ, injunction,  decree, or award against or affecting Western, Western
Subsidiaries  Property or property securing Western and Western  Subsidiaries'  loans. For purposes of this Section
4.20(b),  the term  "Environmental  Regulations"  shall  mean all  applicable  statutes,  regulations,  rules,  and ordinances of all  Governmental  Entities and all applicable  judicial,  administrative,  and  regulatory  decrees, judgments,  and  orders  relating  to the  protection  of  human  health  or the  environment,  including,  without
limitation:  all  requirements,   including,  but  not  limited  to  those  pertaining  to  reporting,   licensing,
permitting,  investigation,  and  remediation  of  emissions,  discharges,  releases,  or  threatened  releases  of
Hazardous  Materials,  into the  air,  surface  water,  groundwater,  or  land,  or  relating  to the  manufacture, processing,  distribution,  use,  treatment,  storage,  disposal,  transport,  or handling of  Hazardous  Materials whether solid,  liquid,  or gaseous in nature and all  requirements  pertaining to the protection of the health and safety of employees or the public.  "Western and Western  Subsidiaries  Property" shall mean real estate  currently owned,  or leased,  or in which  Western and Western  Subsidiaries  has an  investment  or  security  interest  (by mortgage,  deed of trust,  sale or lease-back),  including,  without  limitation,  properties under foreclosure and properties held by Western and the Western  Subsidiaries  in capacity as a trustee.  "Tank" shall mean treatment or storage  tanks,  whether  above  ground or below  ground,  gas or oil wells and  associated  piping  transportation devices.  "Hazardous  Materials"  shall  mean any  substance  which is  defined  as a  hazardous  waste,  hazardous substance,  hazardous  material,  used oil,  pollutant or  contaminant  under any federal,  state or local statute,
regulation,   rule  or  ordinance  or  amendments  thereto  including,   without   limitation,   the  Comprehensive
Environmental  Response,  Compensation  and  Liability  Act  (42  U.S.C.  Section  9601,  et  seq.);  the  Resource
Conservation and Recovery Act (42 U.S.C.  Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.  Section
7401, et seq.);  the Federal Water Pollution  Control Act, as amended (33 U.S.C.  Section 1251, et seq.); the Toxic
Substances  Control Act, as amended (15 U.S.C.  Section 9601, et seq.); the Occupational  Safety and Health Act, as
amended (29 U.S.C.  Section 651; the Emergency Planning and Community  Right-to-Know Act of 1986 (42 U.S.C. Section
11001,  et seq.);  the Safe Drinking  Water Act (42 U.S.C.  Section 300f, et seq.);  and all  comparable  state and local laws,  including without  limitation,  the  Carpenter-Presley-Tanner  Hazardous  Substance Account Act (State
Superfund),  the  Porter-Cologne  Water Quality Control Act,  Section 25140,  25501(j) and (k),  25501.1,25281  and
25250.1  of the  California  Health  and  Safety  Code  and/or  Article  I of  Title 22 of the  California  Code of
Regulations,  Division 4, Chapter 30; laws of other  jurisdictions  or orders and  regulations;  or the presence of which  causes or threatens  to cause a nuisance,  trespass or other common law tort upon real  property or adjacent properties  or poses or  threatens  to pose a hazard  to the  health  or safety of  persons  or  including  without limitation,  gasoline,  diesel fuel or other petroleum hydrocarbons;  polychlorinated  biphenyls (PCBs),  asbestos, urea formaldehyde foam insulation, lead, lead containing paint and lead containing paint chips.

(c)      Bancorp and Western have provided to CBB phase I environmental  assessments  with respect to each interest in real  property  set forth on  Schedule  4.11 as to which  such a phase I  environmental  investigation  has been
                                 --------------
prepared by or on behalf of Western or any of the  Western  Subsidiaries.  The  Schedule  4.11 list shall  disclose
                                                                                --------------
each such  property  as to which  such an  assessment  has not been  prepared  on behalf of  Western  or any of the
Western Subsidiaries.

4.21     Performance of  Obligations.  Each of Western and the Western  Subsidiaries  has performed in all material
         ---------------------------
respects all of the  respective  obligations  required to be  performed  by them and is not in default  under or in breach of any term or provision of any covenant,  contract,  lease,  indenture or any other covenant to which it is a party,  is  subject or is  otherwise  bound,  and no event has  occurred  that,  with the giving of notice or the passage of time or both,  would  constitute  such  default or breach,  where  such  default or breach  would  have, individually  or in the aggregate,  a material  adverse  effect on the business,  financial  condition,  results of operations  or  prospects  of Western or the Western  Subsidiaries.  Except for loans and leases made by Western or any of the Western  Subsidiaries  in the ordinary  course of business,  to Bancorp's  and Western's  knowledge,  no party is in breach of a material  agreement  with Western or any of the Western  Subsidiaries  which breach has had or reasonably  should be expected to have,  individually  or in the  aggregate,  a material  adverse  effect on the business, financial condition, results of operations or prospects of Western or any of the Western Subsidiaries.

4.22     Employees.  There  are no  controversies  pending  or  threatened  between  either  Western  or any of the
         ---------
Western Subsidiaries,  on the one hand, and any of their respective  employees,  on the other hand, that are likely to have,  individually  or in the  aggregate,  a material  adverse  effect on the  business,  financial  condition, results of operations or prospects of Western or any of the Western  Subsidiaries.  Neither  Western nor any of the
Western  Subsidiaries  is a party to any  collective  bargaining  agreement with respect to any of its employees or any labor  organization  to which its  employees or any of them  belong.  To the best of  Bancorp's  and  Western's knowledge,  there  are no  ongoing  activities  to  organize  the  employees  of  Western  or  any  of the  Western
Subsidiaries or any threat thereof.

4.23     Certain  Interests.  Schedule  4.23 sets  forth a  description  of each  instance  in which an  officer or
         ------------------   --------------
director of Western or any of the Western  Subsidiaries  (a) has any  material  interest in any  property,  real or personal,  tangible or  intangible,  used by or in  connection  with the business of Western and any of the Western
Subsidiaries;  (b) is indebted to Western or any of the Western  Subsidiaries  except for normal  business  expense advances;  or (c) is a creditor  (other  than as a deposit  holder) of Western or any of the  Western  Subsidiaries except for amounts due under normal salary and related  benefits or reimbursement  of ordinary  business  expenses.
Except as set forth in Schedule  4.23,  all such  arrangements  are arm's  length  transactions  pursuant to normal
                       --------------
commercial terms and conditions and comply with all Rules.

4.24     Extensions of Credit.  Schedule 4.24 sets forth a description (a) by type and  classification,  if any, of
         --------------------   -------------
each loan,  lease  other  extension  of credit and  commitment  to extend  credit by Western or any of the  Western
Subsidiaries;  (b) by type and classification of all loans,  leases,  other extensions of credit and commitments to extend credit that have been  classified by its bank examiners or auditors  (external or internal) as "Watch List,"
"Substandard,"  "Doubtful,"  "Loss" or any comparable  classification;  and (c) all  consumer loans as to which any payment of principal, interest or other amount is 90 days or more past due.

4.25     Operating  Losses.  Schedule  4.25 sets forth any Operating  Loss (as defined  below) that has occurred at
         -----------------   --------------
Western  or any of the  Western  Subsidiaries  during  the  period  after  December 31,  2001  to the  date of this
Agreement.  Except as set forth on  Schedule  4.25,  to the best  knowledge  of Bancorp and  Western,  no event has
                                    --------------
occurred,  and no action has been taken or omitted  to be taken by any  employee  of Western or any of the  Western
Subsidiaries  that has resulted in the  incurrence  by Western or any of the Western  Subsidiaries  of an Operating
Loss  or that  might  reasonably  be  expected  to  result  in the  incurrence  by  Western  or any of the  Western
Subsidiaries of an Operating Loss after the date hereof,  which,  net of any insurance  proceeds payable in respect thereof,  exceeds,  or would exceed $5,000 by itself or $10,000 when  aggregated  with all other  Operating  Losses during such period.  For purposes of this Agreement,  "Operating  Loss" means any individual loss in excess of $500 resulting from cash shortages,  lost or misposted items,  disputed clerical and accounting  errors,  forged checks, payment of checks over stop payment orders,  counterfeit  money,  wire transfers made in error,  theft,  robberies, defalcations,  check kiting,  fraudulent use of credit cards or electronic teller machines,  civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

4.26     Powers  of  Attorney.  Except  as set forth on  Schedule  4.26,  neither  Western  nor any of the  Western
         --------------------                            --------------
Subsidiaries  has granted any Person a power of attorney or similar  authorization  that is  presently in effect or outstanding.

4.27     Offices and ATMs.  Schedule  4.27 sets forth the  headquarters  of Western  and the  Western  Subsidiaries
         ----------------   --------------
(identified  as such) and each of the offices and automated  teller  machines  ("ATMs")  maintained and operated by
Western and the Western Subsidiaries  (including,  without limitation,  representatives and loan production offices and operations  centers) and the location  thereof.  Except as set forth on Schedule 4.27,  neither Western nor any
                                                                            -------------
of the  Western  Subsidiaries  maintains  any other  office or ATM and  conducts  business  at any other  location.
Neither Western nor any of the Western  Subsidiaries has applied for or received  permission to open any additional branch or operate at any other location.

4.28     Facts  Affecting  Regulatory  Approvals.  To the best knowledge of Bancorp and Western,  there is no fact,
         ---------------------------------------
event or condition  applicable to Western or any of the Western  Subsidiaries  which will,  or reasonably  could be expected to,  adversely  affect the likelihood of securing the requisite  approvals or Consents of any Governmental
Entity to the Stock Purchase, the Merger or any of the transactions contemplated by this Agreement.

4.29     Accounting  and Tax  Matters.  Each of Western  and the Western  Subsidiaries  has through the date hereof
         ----------------------------
not taken or agreed to take any action that would prevent the Stock Purchase from  qualifying as a qualified  stock purchase under the Code, or the Merger from qualifying as a tax-free liquidation under the Code.

4.30     Indemnification.  Other than pursuant to the provisions of their  respective  Charter  Documents,  neither
         ---------------
Western  nor any of the  Western  Subsidiaries  is a party  to any  indemnification  agreement  with  any of  their respective  present or former officers,  directors,  employees,  agents or other persons who serve or served in any other  capacity  with any other  enterprise  at the  request of Western or the  Western  Subsidiaries  (a  "Covered
Person"),  and to the best knowledge of Bancorp and Western, there are no claims for which any Covered Person would be entitled to  indemnification  by Western or any of the Western  Subsidiaries  if such  provisions were deemed in effect, except as set forth in Schedule 4.30.
                               -------------

4.31     Community  Reinvestment  Act.  Western  has  received a rating of  "Satisfactory"  in its most  recent CRA
         ----------------------------
examination.  Western has not been advised of any  supervisory  concerns  regarding  its  compliance  with the CRA.
To the best knowledge of Bancorp and Western,  Western's  compliance  under the CRA should not  constitute  grounds for either the denial by any  Governmental  Entity of any application to consummate the  transactions  contemplated by this Agreement or the  imposition of a materially  burdensome  condition in connection  with the approval of any such application.

4.32     Bank Secrecy Act.  Western has not been  advised of any  supervisory  concerns  regarding  its  compliance
         ----------------
with the Bank  Secrecy Act (31 U.S.C.ss.5322,  et seq.) or related  state or federal  anti-money  laundering  laws, regulations and guidelines,  including (i) those  provisions of the United States Code providing  penalties for the laundering of monetary  instruments  (18 U.S.C.ss.1956) or engaging in monetary  transactions  in property  derived from specified  unlawful activity (18 U.S.C.ss.1957) and (ii) any "Know Your Customer"  regulations,  guidelines or supervisory policies and examination requirements.

4.33     Derivative  Transactions.  Except as set forth in Schedule  4.33,  neither  Western nor any of the Western
         ------------------------                          --------------
Subsidiaries  is a party to or has agreed to enter into an exchange  traded or  over-the-counter  equity,  interest rate, foreign exchange or other swap, forward,  future,  option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative  contract  (including various  combinations  thereof) or owns securities  that are referred to  generically  as  "structured  notes," "high risk mortgage  derivatives,"  "capped floating rate notes," or "capped floating rate mortgage derivatives."

4.34     Trust  Administration.  Neither  Western  nor any of the  Western  Subsidiaries  exercises  trust  powers,
         ---------------------
including,  but not limited to, trust  administration,  and neither they nor any  predecessor  has  exercised  such trust  powers for a period of at least  three  years prior to the date  hereof.  The term  "trusts" as used in this
Section 4.34  includes  (i) any and all common law or other  trusts  between an  individual,  corporation  or other entities and Western or any of the Western  Subsidiaries  or a predecessor,  as trustee or  co-trustee,  including,
without   limitation,   pension  or  other  qualified  or  nonqualified   employee  benefit  plans,   compensation,
testamentary,  inter vivos, and charitable trust indentures;  (ii) any and all decedents' estates where Western and
Western  Subsidiaries  or a  predecessor  is serving  or has served as a  co-executor  or sole  executor,  personal representative or administrator,  administrator de bonis non,  administrator de bonis non with will annexed,  or in any similar  fiduciary  capacity;  (iii) any and all  guardianships,  conservatorships  or similar  positions where
Western or any of the Western  Subsidiaries  or a  predecessor  is serving or has served as a co-grantor  or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary  capacity;  and (iv) any and all agency and/or custodial  accounts and/or similar  arrangements,  including plan  administrator for employee benefit accounts,  under which Western or any of the Western  Subsidiaries  or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

4.35     Intellectual  Property.  Except as set forth Schedule 4.35,  each of Western and the Western  Subsidiaries
         ----------------------                       -------------
owns or  possesses  valid and binding  licenses  and other  rights to use without  payment  all  material  patents, copyrights,  trade secrets,  trade names, service marks and trademarks used in its businesses;  and neither Western nor any of the Western  Subsidiaries  has  received  any notice with  respect  thereto  that  asserts the rights of others.  Each of Western and the Western  Subsidiaries has in all material  respects  performed all the obligations required  to be  performed  by it, and is not in default  in any  material  respect  under any  license,  contract, agreement, arrangement or commitment relating to any of the foregoing.

4.36     Disclosure  Documents  and  Applications.  None of the  information  supplied  or to be  supplied by or on
         ----------------------------------------
behalf of Bancorp,  Western and the Bancorp Subsidiaries  ("Bancorp Supplied Information") for inclusion in (a) the proxy statement or other materials and documents  ("Proxy  Statement") to be mailed to the  shareholders of Bancorp in  connection  with  obtaining  the  approval of the  shareholders  of Western and  Western  Subsidiaries  of this
Agreement,  the Stock Purchase and the other  transactions  contemplated  hereby, and (b) any other documents to be filed with the FRB, the  Comptroller,  the FDIC, the  Commissioner or any other  Governmental  Entity in connection with the  transactions  contemplated  in this Agreement  will, at the respective  times such documents are filed or become effective,  or with respect to the Proxy Statement,  when mailed, contain any untrue statement of a material fact,  or omit to state  any  material  fact  required  to be  stated  therein  or  necessary  in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.37     Licenses  and  Permits.  Each of Western  and the  Western  Subsidiaries  has all  material  licenses  and
         ----------------------
Permits that are necessary for the conduct of its  respective  business,  and such licenses and Permits are in full force and  effect,  except for any failure to be in full force and effect  that would not,  individually  or in the aggregate,  have a  material  adverse  effect on the  business,  financial  condition,  results  of  operations  or prospects of Western on a  consolidated  basis.  The respective  properties,  assets,  operations,  and business of each of Western and the Western  Subsidiaries  have been  maintained  and  conducted in all material  respects,  in compliance with all applicable laws and regulations.

4.38     Insider  Loans,  Other  Transactions.  Bancorp and Western have set forth on Schedule 4.38 with a listing,
         ------------------------------------                                         -------------
current as of the date hereof,  of all  extensions  of credit made by Western and each of the Western  Subsidiaries to each of its  respective  executive  officers and  directors and their  related  interests  (all as defined under
Federal  Reserve Board  Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal  Reserve Act which  listing is true,  correct and  complete  in all  material  respects.  Neither
Western nor any of the Western  Subsidiaries  owes any amount to, or has any  contract or lease with or  commitment to, any of the  present  executive  officers  or  directors  of Western or  Western  Subsidiaries  (other  than for compensation  for current  serving not yet done and  payable,  reimbursement  of expenses  arising in the  ordinary course of business,  options or awards  available under the Bancorp Stock Option Plan or any amount due pursuant to any Employee Plans.)

4.39     SBA Lending.  Western is a certified  preferred  lender with respect to the Small Business  Administration
         -----------
and maintains a program for lending with the Small Business Administration.

4.40     Accuracy and  Currentness of Information  Furnished.  The  representations  and warranties made by Bancorp
         ---------------------------------------------------
and Western  hereby or in the lists or schedules  hereto contain no statements of material fact which are untrue or misleading,  or omit to state  any  material  fact  which is  necessary  under the  circumstances  to  prevent  the statements  contained  herein or in such lists or  schedules  from being  misleading.  Bancorp and  Western  hereby covenant  that they  shall,  not later than the 15th day of each  calendar  month  between  the date hereof and the
Closing Date,  amend or supplement the schedules  prepared and delivered  pursuant to this Article 4 to ensure that the information set forth in such schedules  accurately  reflects the  then-current  status of Bancorp and Western.
Bancorp and Western  shall  further  amend or  supplement  the  schedules  as of the Closing  Date if  necessary to reflect any additional changes in the status of Bancorp or  Western.

4.41     Effective  Date of  Representations  and  Warranties.  Each  representation  and  warranty  of Bancorp and
         ----------------------------------------------------
Western  set  forth  in this  Agreement  shall be  deemed  to be made on and as of the  date  hereof  and as of the
Effective Time of the Stock Purchase.

Article 5.

                                       REPRESENTATIONS AND WARRANTIES OF CBB
                                       -------------------------------------

                           CBB represents and warrants to Bancorp and Western as follows:

5.1      Incorporation,  Standing and Power.  CBB is a California  state  chartered  bank duly  organized,  validly
         ----------------------------------
existing and in good standing  under the laws of the State of California  and is authorized by the DFI to conduct a general  banking  business.  CBB's  deposits  are  insured  by the FDIC in the  manner  and to the  fullest  extent provided by law. CBB has all requisite  corporate  power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

5.2      Financial  Statements.  CBB has  previously  furnished to Bancorp a copy of the  Financial  Statements  of
         ---------------------
CBB. The Financial  Statements of CBB:  (a) present  fairly the consolidated  financial  condition of CBB as of the respective  dates  indicated  and  its  consolidated  results  of  operations  and  statements  of cash  flows,  as applicable,  for the respective  periods then ended,  subject,  in the case of the unaudited  consolidated  interim financial  statements,  to normal  recurring  adjustments;  (b) have  been prepared in  accordance  with  generally
accepted  accounting   principles  and/or  applicable  regulatory  accounting  principles  or  banking  regulations consistently  applied (except as otherwise indicated therein);  and (c) are based upon the books and records of CBB and its subsidiaries.

5.3      Authority.  The  execution and delivery by CBB of this  Agreement has been duly and validly  authorized by
         ---------
all  necessary  corporate  action on the part of CBB.  This  Agreement  is a valid and binding  obligation  of CBB, enforceable  in  accordance  with its  respective  terms,  except as the  enforceability  thereof may be limited by bankruptcy,  liquidation,  receivership,  conservatorship,  insolvency,  moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

5.4      No Conflicts;  Defaults.  The execution,  delivery and performance of this Agreement,  the consummation of
         -----------------------
the transactions  contemplated  herein and compliance by CBB with any provision  hereof will not (a) conflict  with its  Charter  Documents;  (b) except  for the  prior  approval  of the  FRB,  the  Comptroller,  the  FDIC  and the
Commissioner,  require any Consents of CBB; or (c) subject to obtaining the Consents  referred to in subsection (b)
of this Section 5.4 and the expiration of any required waiting period, violate any Rules to which CBB is subject.

5.5      Accuracy of  Information  Furnished.  None of the  information  supplied or to be supplied by or on behalf
         -----------------------------------
of CBB ("CBB Supplied  Information")  for inclusion in (a) the Proxy  Statement,  and (b) any other documents to be filed with the FRB, the  Comptroller,  the FDIC, the  Commissioner or any other  Governmental  Entity in connection with the  transactions  contemplated  in this Agreement  will, at the respective  times such documents are filed or become  effective,  or with respect to the Proxy Statement when mailed,  contain any untrue statement of a material fact,  or omit to state  any  material  fact  required  to be  stated  therein  or  necessary  in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6      CRA  Standing.  To the best  knowledge  of CBB,  CBB's  compliance  under the CRA  should  not  constitute
         -------------
grounds  for either  the denial by any  Governmental  Entity of any  application  to  consummate  the  transactions contemplated  by this  Agreement or the  imposition of a materially  burdensome  condition in  connection  with the approval of any such application.

5.7      Regulatory  Approvals.  To the best  knowledge  of CBB,  CBB has no  reason to  believe  that it would not
         ---------------------
receive all required  approvals from any  Governmental  Entity of any  application  to consummate the  transactions contemplated by this Agreement without the imposition of a materially  burdensome  condition in connection with the approval of any such application.

5.8      Accuracy and  Correctness  of  Information  Furnished.  The  representations  and  warranties  made by CBB
         -----------------------------------------------------
hereby contain no statements of fact which are untrue and  misleading,  or omit to state any intended fact which is necessary under the circumstances to prevent the statement contained herein from being misleading.

5.9      Effective Date of  Representations  and Warranties.  Each  representation and warranty of CBB set forth in
         --------------------------------------------------
this  Agreement  shall be deemed to be made on and as of the date hereof and as of the Effective  Time of the Stock
Purchase.

Article 6.

                                     COVENANTS OF BANCORP AND WESTERN PENDING
                                     -----------------------------------------
                                       EFFECTIVE TIME OF THE SHARE PURCHASE
                                       ------------------------------------

                           Bancorp and Western covenant and agree with CBB as follows:

6.1      Limitation  on Conduct  Prior to  Effective  Time of the Share  Purchase.  Between the date hereof and the
         ------------------------------------------------------------------------
Effective Time of the Stock  Purchase,  except as contemplated by this Agreement and subject to requirements of law and  regulation,  Bancorp  and  Western  agree to conduct  their  respective  businesses  (and to cause each of the
Western  Subsidiaries to conduct their respective  businesses) in the ordinary course in  substantially  the manner heretofore  conducted and in accordance  with sound business and banking  practices,  and Bancorp and Western shall not (and shall cause each of the Western  Subsidiaries  to not),  without the prior written  consent of CBB,  which consent shall not be unreasonably withheld:

6.1.1    issue, sell or grant any Western Stock any other securities  (including  long-term debt) of Western or any of the Western  Subsidiaries,  or any rights,  stock  appreciation  rights,  options or  securities  to acquire any
Western Stock, or any other  securities  (including  long-term debt) of Western or any of the Western  Subsidiaries take any action to or impose  any  Encumbrance  on  Western  Stock or other  securities  of Western or any  Western
Subsidiary;

6.1.2    declare,  set  aside  or pay any  dividend  or make any  other  distribution  upon or  split,  combine  or reclassify  any shares of  capital  stock or other  securities  of  Bancorp,  Western  or any  Bancorp  Subsidiary;
provided however, immediately prior to the Closing, Western may pay the Western Dividend;

6.1.3    except as required  pursuant to Section 2.7,  purchase,  redeem or otherwise  acquire any capital stock or other  securities  of Western or any  Western  Subsidiary  or any rights,  options,  or  securities  to acquire any capital stock or other securities of Western or any Western Subsidiary;

6.1.4    except as may be required to effect the transactions  contemplated  herein, amend their respective Charter
Documents;

6.1.5    grant any general or uniform  increase in the rate of pay of  employees  or employee  benefits,  except in the ordinary course of business consistent with past practice;

6.1.6    grant any increase in salary,  incentive  compensation or employee benefits or pay any bonus to any Person except in the ordinary course of business  consistent with past practice,  and pursuant to any written  contractual obligations as of the date hereof, or voluntarily  accelerate the vesting of any employee  benefits,  and except as provided in Article 12 of this Agreement;

6.1.7    make any capital  expenditure or commitments  with respect  thereto in excess of $25,000 in the aggregate, except for ordinary repairs, renewals and replacements;

6.1.8    compromise  or otherwise  settle or adjust any  assertion  or claim of a deficiency  in taxes (or interest thereon or penalties in connection  therewith),  extend the statute of  limitations  with any tax authority or file any  pleading  in court in any tax  litigation  or any appeal  from an  asserted  deficiency,  or file or amend any federal, foreign, state or local tax return, or make any tax election;

6.1.9    grant,  renew or commit to grant or renew any  extension of credit,  or purchase or commit to purchase any participation  in any  extension  of credit,  if such  extension  of credit,  together  with all other  credit then outstanding to the same Person and all Affiliated  Persons,  would exceed the greater of $100,000 (consent shall be deemed  granted if within three business days of written notice  delivered to CBB's Chief Lending  Officer,  notice of objection is not received by Bancorp);

6.1.10   change  its tax or  accounting  policies  and  procedures  or any  method or period of  accounting  unless required by generally accepted accounting principles or a Governmental Entity;

6.1.11   grant or commit to grant any  extension  of credit or amend the terms of any such  credit  outstanding  on the date hereof to any executive  officer,  director or holder of 10% or more of the outstanding  Bancorp Stock, or any  Affiliate of such Person,  if such credit would exceed  $100,000  (consent  shall be deemed  granted if within three  business  days of written  notice  delivered  to CBB's Chief  Lending  Officer,  notice of  objection is not received by Bancorp);

6.1.12   close any offices at which business is conducted or open any new offices;

6.1.13   adopt or enter into any new employment  agreement or other  employee  benefit plan or arrangement or amend or modify any  employment  agreement  or  employee  benefit  plan or  arrangement  of any such type except for such amendments as are required by law;

6.1.14   initiate,  solicit or encourage  (including by way of furnishing  information or assistance),  or take any other  action  intended to  facilitate,  any  inquiries  or the making of any proposal  which  constitutes,  or may reasonably be expected to lead to, any Competing  Transaction  (as such term is defined  below),  or negotiate with any person in  furtherance  of such  inquiries  or to obtain a  Competing  Transaction,  or agree to or endorse any
Competing  Transaction,  or authorize or permit any of Bancorp's or Western's  officers,  directors or employees or any investment banker,  financial advisor,  attorney,  accountant or any other representative retained by either of them or any of its  Affiliates  to take any such  action,  and  Bancorp  shall  promptly  notify CBB (orally and in writing) of all of the relevant  details  relating to all inquiries and proposals which it may receive  relating to any of such  matters.  For purposes of this  Agreement,  "Competing  Transaction"  shall mean any of the  following involving Bancorp or Western:  any merger,  consolidation,  share exchange or other business  combination;  a sale, lease, exchange,  mortgage,  pledge, transfer or other disposition of assets of Bancorp or Western representing 10%
or more of the  consolidated  assets of  Bancorp  or  Western;  a sale of shares of  capital  stock (or  securities convertible or exchangeable into or otherwise evidencing,  or any agreement or instrument evidencing,  the right to acquire  capital  stock),  representing  10% or more of the voting  power of Bancorp or Western;  a tender offer or exchange offer for at least 10% of the  outstanding  shares or Bancorp;  a solicitation of proxies in opposition to approval of the Merger by Bancorp's  shareholders;  or a public  announcement of an unsolicited bona fide proposal, plan,  or  intention  to do any of the  foregoing.  Bancorp  and  Western  will  immediately  cease and cause to be terminated  any  existing  activities,  discussions  or  negotiations  with any party  (other  than CBB)  conducted heretofore  with  respect  to the  foregoing.  Bancorp  agrees  that it shall  notify CBB  immediately  if any such inquiries,  proposals or offers are received by, any such  information is requested from, or any such  negotiations or  discussions  are sought to be  initiated or  continued  with  Bancorp and Western.  Bancorp also agrees that is shall  promptly  request  each  other  person,  other than CBB,  that has  heretofore  executed  a  confidentiality agreement  in  connection  with its  consideration  of  acquiring  Bancorp or Western,  to return all  confidential information  heretofore  furnished  to such  person by or on behalf of  Bancorp  or Western  and  enforce  any such confidentiality  agreements.  Notwithstanding  any other  provision  in this  Section  6.1.14 or  elsewhere in this
Agreement,  nothing herein shall prevent  Bancorp or Western from (i) engaging in any  discussions or  negotiations with,  or  providing  any  information  to, any Person in response to an  unsolicited  bona fide  written  proposal concerning a Competing  Transaction by any such Person or (ii)  recommending  such an unsolicited bona fide written proposal  concerning  a  Competing  Transaction  to the  holders  of  Bancorp  Stock  if,  and  only  if,  prior to participating  in any of the foregoing,  (A) the Board of Directors of Bancorp and Western  concludes in good faith that the Competing  Transaction,  if  consummated,  would result in a transaction  more favorable to the holders of
Bancorp Stock than the  transaction  contemplated  by this  Agreement (any such more  favorable  transaction  being referred to herein as a "Superior  Proposal");  (B) the Board of Directors of Bancorp and Western determine in good faith based upon the advice of outside  counsel  that  participating  in any such action is  necessary  to act in a manner not  inconsistent  with their  fiduciary  duties under  applicable law; and (C) at least  forty-eight  hours prior to providing any  information  or data to any Person or entering into  discussions or  negotiations  with any
Person,  the Board of  Directors  of Bancorp  and  Western  notifies  CBB of such  inquiries,  proposals  or offers received by, any such information  requested from, or any such  discussions or negotiations  sought to be initiated or continued with Bancorp or Western.

6.1.15   make any material  change in any basic policies and practices  with respect to pricing of loans,  deposits and services,  liquidity management and cash flow planning,  marketing,  deposit origination,  lending,  budgeting, profit and tax  planning,  personnel  practices  or any other  material  aspect of  Western's or any of the Western
Subsidiaries' business or operations;

6.1.16   grant any Person a power of attorney or similar authority;

6.1.17   make any investment by purchase of stock or securities (including an Investment  Security),  contributions to capital,  property  transfers or otherwise in any other Person,  except for federal funds or  obligations of the
United States  Treasury or an agency of the United States  Government  the  obligations of which are entitled to or implied to have the full faith and credit of the United States  government and which have an original  maturity not in excess of one year, or bank qualified  investment  grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

6.1.18   amend or modify any  Scheduled  Contract or enter into any agreement or contract that would be a Scheduled
Contract under Section 4.10;

6.1.19   sell,  transfer,  mortgage,  encumber  or  otherwise  dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices,  provided,  however, Western shall be
                                                                               ------------------
permitted to encumber the real property owned by WSPI on terms and  conditions  reasonably  satisfactory  to CBB in order to consummate the  transactions  contemplated  by this Agreement,  provided  further Western shall be able to
                                                                         -----------------
sell the assets of WSCDC pursuant to the WSCDC Asset Sale  Agreement,  and provided  further,  Western may transfer
                                                                           -----------------
any Western owned  automobiles to its employees or directors,  so long as Western  accrues,  as of the date of such transfer(s), for the book value of such automobile(s) as a Transaction Cost prior to the Closing Date;

6.1.20   take any action which would or is reasonably  likely to  (i) adversely  affect the ability of CBB, Bancorp or Western to obtain any necessary approval of any Governmental  Entity required for the transactions  contemplated hereby;  (ii) adversely  affect Bancorp's or Western's or any of the Western Subsidiaries' ability to perform their respective  covenants  and  agreements  under this  Agreement;  or  (iii) result  in any of the  conditions  to the performance  of CBB's or Bancorp's and  Western's  obligations  hereunder,  as set forth in Articles 9 or 10 herein not being satisfied;

6.1.21   make any special or extraordinary payments to any Person in an aggregate amount to that Person;

6.1.22   reclassify any Investment Security from hold-to-maturity or available for sale to trading;

6.1.23   sell any security other than in the ordinary course of business, or engage in gains trading;

6.1.24   take title to any real property without  conducting prior thereto an  environmental  investigation,  which investigation shall disclose the absence of any suspected environmental contamination;

6.1.25   take or cause to be taken any action which would  disqualify  either the Stock Purchase or the Merger as a qualified  stock  purchase  within the  meaning of Section  338 of the Code or the Merger as a tax-free  subsidiary liquidation within the meaning of Section 332 of the Code;

6.1.26   settle any claim,  action or  proceeding  involving any material  liability for monetary  damages or enter into any settlement agreement containing material obligations;

6.1.27   make,  acquire a participation  in, or reacquire an interest in a participation  sold of, any loan that is not in compliance with its normal credit underwriting  standards,  policies and procedures as in effect on December
31, 2001;  or renew,  extend the  maturity of, or alter any of the material  terms of any such loan for a period of greater than six months;

6.1.28   incur any  indebtedness for borrowed money or assume,  guaranty,  endorse or otherwise as an accommodation become  responsible  for  the  obligations  of  any  other  person,  except  for  (i) in  connection  with  banking transactions  with banking  customers in the ordinary  course of business,  or  (ii) short-term  borrowings made at prevailing market rates and terms; or

6.1.29   agree or make any commitment to take any actions prohibited by this Section 6.1.

6.2      Affirmative  Conduct  Prior to  Effective  Time of the Merger.  Between the date hereof and the  Effective
         -------------------------------------------------------------
Time of the Stock Purchase, Bancorp and Western shall (and shall cause each of the Western Subsidiaries to):

6.2.1    use their  commercially  reasonable efforts consistent with this Agreement to maintain and preserve intact its present  business  organization  and to maintain  and  preserve its  relationships  and  goodwill  with account holders,  borrowers,  employees  and others  having  business  relationships  with  Western and each of the Western
Subsidiaries;

6.2.2    use their  commercially  reasonable  efforts to keep in full force and effect all of the existing material permits and licenses of Western and each of the Western Subsidiaries;

6.2.3    use their  commercially  reasonable  efforts to maintain  insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

6.2.4    perform their contractual obligations and not become in default on any such obligations;

6.2.5    duly observe and conform in all respects to all lawful requirements applicable to their business;

6.2.6    maintain their assets and properties in good condition and repair, normal wear and tear excepted;

6.2.7    promptly upon learning of such  information,  advise CBB in writing of any event or any other  transaction within its knowledge  whereby any Person or Related Group of Persons  acquires,  directly or indirectly,  record or beneficial  ownership or control (as defined in Rule 13d-3  promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding Bancorp Stock prior to the record date fixed for the Bancorp  Shareholders'  Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

6.2.8    promptly notify CBB regarding  receipt from any tax authority of any  notification of the  commencement of an audit,  any  request to extend the statute of  limitations,  any  statutory  notice of  deficiency,  any revenue agent's report, any notice of proposed assessment,  or any other similar  notification of potential  adjustments to the tax liabilities of Bancorp,  Western or any of the Bancorp  Subsidiaries on a consolidated basis, or any actual or threatened  collection  enforcement  activity by any tax authority  with respect to tax  liabilities of Bancorp,
Western or any of the Bancorp Subsidiaries on a consolidated basis;

6.2.9    make available to CBB monthly  unaudited  balance  sheets and income  statements of Western within 25 days after the close of each calendar month;

6.2.10   use  commercially  reasonable  efforts  to obtain  the  Consent  of any  third-party  with  respect to any contract,  agreement,  lease, license,  arrangement,  permit or release that is material to the business of Western or any of the Western  Subsidiaries  or that is  contemplated  in this Agreement as required in connection with the
Stock Purchase or the Merger;

6.2.11   maintain an allowance for loan and lease losses  consistent  with  practices and  methodology as in effect on the date of the execution of this Agreement;

6.2.12   use their respective  commercially  reasonable efforts to take all actions or cause to be done, all things necessary,  proper or  advisable  under  applicable  Rules to  consummate  the  transactions  contemplated  by this
Agreement as promptly as practicable  including  cooperation in the preparation of all  applications  identified in
Section 7.2.

6.2.13   not later than the 10th day of each calendar  month,  amend or supplement the Western  Schedules  prepared and delivered  pursuant to Article 4 to ensure that the information set forth in the Bancorp  Schedules  accurately reflects  the  then-current  status of Western and the Western  subsidiaries.  Bancorp  and Western  shall  further amend or  supplement  the  Bancorp  Schedules  as of the  Closing  Date if  necessary  to  reflect  any  additional information that needs to be included in the Bancorp Schedules.

6.3      Access to Information.
         ---------------------

6.3.1    Bancorp and Western  will  afford,  upon  reasonable  request,  to CBB and its  representatives,  counsel, accountants,  agents and employees  (collectively,  the  "Representatives")  access during normal business hours to all of their  business,  operations,  properties,  books,  files  and  records  and will do  everything  reasonably necessary to enable CBB and its  Representatives,  counsel,  accountants,  agents and  employees to make a complete examination  of the  financial  statements,  business,  assets and  properties  of Western  and each of the Western
Subsidiaries  and the  condition  thereof  and to update  such  examination  at such  intervals  as CBB shall  deem appropriate.  Without limiting the foregoing,  CBB and its  Representatives  shall have the right (i) to review all of Western's and the Western Subsidiaries'  properties,  books, records, loans and leases, operating reports, audit reports,  operation instructions and procedures,  tax returns, tax settlement letters, contracts and documents, and all other  information  with  respect  to their  respective  business  affairs,  financial  condition,  assets  and liabilities,  (ii) to make copies of such books,  records and other  documents  and  (iii) to  discuss its business affairs,  condition  (financial  and  otherwise),  assets and  liabilities  with  Western's and each of the Western
Subsidiaries'  directors,  officers,  accountants  and counsel,  as CBB considers  necessary or appropriate for the purposes of  familiarizing  itself with the business and  operations  of Western,  conducting  an evaluation of the assets and liabilities of Bancorp and Western,  determining whether to close the transactions  contemplated by this
Agreement,  determining  the accuracy of the  representations  and warranties set forth in Article 4, obtaining any necessary  orders,  consents or approvals of the  transactions  contemplated by this Agreement by any  Governmental
Entity.  Any such review shall be conducted in  cooperation  with the officers of Bancorp and Western and in such a manner to minimize  any  disruption  of, or  interference  with,  the normal  business  operations  of Western.  In addition,  Bancorp and Western will cause H&B to make  available  to CBB and its  Representatives  such  personnel, work papers and other  documentation  of H&B,  relating to its work papers and its audits and  examinations  of the books and  records  of  Western  and each of the  Western  Subsidiaries,  or the tax  returns  of Western as may be requested by CBB in connection with its review of the foregoing matters.

6.3.2    A  representative  of CBB,  selected by CBB in its sole  discretion,  shall be authorized and permitted to review each loan,  lease,  or other credit  funded or renewed by Western or any Western  Subsidiary  after the date hereof,  and all information  associated  with such loan,  lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on Western's premises.

6.3.3    A representative of CBB,  selected by CBB in its sole discretion,  shall be permitted by Western to attend all  regular  and  special  Board  of  Directors'  and  committee  meetings  of  Western  and  each of the  Western
Subsidiaries  from the date hereof until the Effective  Time of the Stock  Purchase;  provided,  however,  that the attendance of such  representative  shall not be permitted at any meeting,  or portion thereof,  for the purpose of discussing the  transactions  contemplated  or affected by this Agreement or the obligations of Bancorp and Western under this Agreement.

6.4      Filings.  Bancorp and  Western  agree that  through  the  Effective  Time of the Stock  Purchase,  each of
         -------
Western's and the Western Subsidiaries' reports,  registrations,  statements and other filings required to be filed with any applicable  Governmental  Entity will comply in all material  respects with all the  applicable  statutes, rules and  regulations  enforced or  promulgated  by the  Governmental  Entity with which it will be filed and none will contain any untrue  statement of material fact or omit to state a material fact required to be stated  therein or  necessary  to make the  statements  therein,  in light of the  circumstances  under  which they were made,  not misleading.  Any financial  statement  contained in any such report,  registration,  statement or other filing that is intended to present the financial  position of the entity to which it relates will fairly  present the financial position of such entity and will be prepared  in  accordance  with  generally  accepted  accounting  principles  or applicable banking regulations  consistently applied during the periods involved,  except where any misstatement or omission  would not make the  statements  therein,  in light of the  circumstances  under  which  they  were  made, misleading.

6.5      Notices;  Reports.  Bancorp  and Western  will  promptly  notify CBB of any event of which  either of them
         -----------------
obtains  knowledge  which has had or may reasonably be expected to have a material  adverse effect on the business, financial condition,  results of operations, or prospects of Western or any of the Western Subsidiaries,  or in the
event that Bancorp or Western  determines  that it is unable to fulfill any of the conditions to the performance of
CBB's  obligations  hereunder,  as set forth in Articles 10 or 12 herein.  Bancorp and Western will promptly notify
CBB of any notice by any  Governmental  Entity of the initiation of any  enforcement  action or civil money penalty against  Western or any Western  Subsidiary or any adverse change in the CRA rating of Western that  materially and adversely  affects the ability of Bancorp or Western to consummate the transactions  contemplated  herein.  Bancorp will  furnish  CBB (i) as soon as  available,  and in any  event  within  one  Business  Day  after it is mailed or delivered to the Board of Directors of Western or the Western  Subsidiaries  or committees  thereof,  any report by
Bancorp or Western for  submission  to the Board of Directors of Bancorp,  Western or the Bancorp  Subsidiaries  or
committees  thereof,  provided,  however,  that Bancorp need not furnish to CBB  communications  of Bancorp's legal counsel regarding  Bancorp's rights and obligations under this Agreement or the transactions  contemplated  hereby, or books, records and documents covered by confidentiality  agreements or the attorney-client  privilege,  or which are attorneys' work product, (ii) as soon as available,  all proxy statements,  information  statements,  financial statements,  reports,  letters and  communications  sent by Bancorp to its shareholders or other security  holders, and all reports  filed by Western or any of the Western  Subsidiaries  with the FRB, the FDIC,  the OCC, the DFI or any Governmental  Entity,  and (iii) such other existing reports as CBB may reasonably request relating to Bancorp,
Western or the Bancorp  Subsidiaries.  Each of the financial  statements  delivered  pursuant to subsection (ii) of this Section 6.5 shall (i) be prepared in  accordance  with  generally  accepted  accounting  principles on a basis consistent  with that of the audited  Financial  Statements of Bancorp;  (ii) set forth adequate  reserves for loan losses and other  contingencies;  and (iii) be  accompanied  by a  certificate  of the Chief  Financial  Officer of
Bancorp to the effect  that such  financial  statements  fairly  present  the  financial  condition  and results of operations  of Bancorp  for the  periods  covered,  and  reflect  all  adjustments  (which  consist  only of normal recurring  adjustments)  necessary  for a fair  presentation  thereof.  Bancorp and Western  agree that through the
Effective  Time  of  the  Stock  Purchase,  each  of  its  respective  filings  and  the  filings  of  each  of the
Subsidiaries;  (i) will  comply in all  material  respects  with all of the Rules  enforced or  promulgated  by the
Governmental  Entity with which it will be filed;  and  (ii) will  not contain any untrue  statement  of a material fact or omit to state a material fact required to be stated  therein or necessary to make the  statements  therein, in light of the  circumstances  under which they are made, not  misleading.  Any financial  statement  contained in any of such  filings  that is  intended to present the  financial  position of the entity to which it relates  will fairly present the financial  position of such entity and will be prepared in accordance  with  generally  accepted accounting principles or banking regulations consistently applied during the period involved.

6.6      Bancorp Shareholders'  Meeting.  Promptly after the execution of this Agreement,  Bancorp will take action
         ------------------------------
necessary in accordance  with applicable law and its Articles of  Incorporation  and Bylaws to convene a meeting of its  shareholders  to consider  and vote upon this  Agreement  and the  transactions  contemplated  hereby so as to permit the  consummation  of the  transactions  contemplated  hereby.  The Board of  Directors  of  Bancorp  shall, subject to its fiduciary  duties,  recommend  that its  shareholders  approve this  Agreement and the  transactions contemplated  hereby,  and the Board of Directors of Bancorp shall,  subject to its fiduciary duties,  use its best efforts to obtain the  affirmative  vote of the  holders of the  largest  possible  percentage  of the  outstanding
Bancorp Stock to approve this Agreement and the transactions contemplated hereby.

6.7      Certain  Loans and Other  Extensions  of Credit.  Bancorp  will  promptly  inform CBB of the  amounts  and
         -----------------------------------------------
categories  of any loans,  leases or other  extensions  of credit  that have been  classified  by any  Governmental
Entity  or by any unit of  Western  or any of the  Western  Subsidiaries  or by any other  Person as  "Criticized,"
"Specially Mentioned," "Substandard,"  "Doubtful," "Loss" or any comparable classification  ("Classified Credits").
Bancorp  will furnish CBB, as soon as  practicable,  and in any event within 5 Business  Days after the end of each calendar month, schedules including the following:

(a)      classified  credits,  showing with respect to each such credit the  classification  category,  credit type and office;

(b)      nonaccrual credits, showing with respect to each such credit the credit type and office;

(c)      accrual  exception  credits  that are  delinquent  90 or more days and have not been placed on  nonaccrual status, showing with respect to each such credit the credit type and office;

(d)      delinquent  credits,  showing  with  respect  to each such  credit the  credit  type,  office and an aging schedule broken down into 30-59, 60-89, 90-119 and 120+ day categories;

(e)      loan and lease  participations,  stating,  with respect to each, whether it was purchased or sold, and the loan or lease type;

(f)      loans or leases  (including  any  commitments)  by  Bancorp,  Western  or any  Bancorp  Subsidiary  to any
director,  officer,  or employee of Bancorp,  Western or any Bancorp  Subsidiary,  or any shareholder holding 5% or more of the  Bancorp  Stock,  including  with  respect to each such loan or lease,  the  identity  and, to the best knowledge  of Bancorp and  Western,  the relation of the  borrower to one of the  foregoing  entities,  the loan or lease type and the outstanding and undrawn amounts;

(g)      letters of credit, showing with respect to each letter of credit the credit type and office;

(h)      loans or leases  charged off during the previous  month,  showing with respect to each such loan or lease, the credit type and office;

(i)      loans or leases  written  down during the  previous  month,  including  with  respect to each such loan or lease, the credit type and office;

(j)      other real estate or assets owned, stating with respect to each its credit type;

(k)      a  reconciliation  of the  allowance for loan and lease losses,  identifying  specifically  the amount and sources of all  additions  and  reductions  to the  allowance  (which may be by reference  to specific  portions of another  schedule  furnished  pursuant  to this  Section  6.7 and, in the case of  unallocated  adjustments,  shall disclose the methodology and calculations through which the amount of such adjustment was determined);

(l)      extensions of credit  originated on or after the date of the schedule  previously  provided to CBB (or, if it is the first such schedule,  the date of this  Agreement) and before the date of the schedule in which reported, showing with respect to each, the credit type and the office; and

(m)      renewals or extensions  of maturity of  outstanding  extensions  of credit,  showing with respect to each, the credit type and the office.

6.8      Applications.  Subject to  Section 7.2,  Bancorp will  promptly  prepare or cause to be prepared the Proxy
         ------------
Statement and any other  applications CBB deems necessary to consummate the transactions  contemplated  hereby, and further agrees to provide any  information  requested by CBB for the preparation of any  applications  necessary to consummate  the  transactions  contemplated  hereby.  The Proxy  Statement  shall be  prepared in  compliance  with
Schedule  14A under the  Exchange  Act,  as  amended,  as if Bancorp  were a public  reporting  company  under such
Exchange  Act.  Bancorp  shall  afford CBB a  reasonable  opportunity  to review the Proxy  Statement  and all such applications  and all amendments and supplements  thereto before the filing thereof.  Bancorp and Western  covenant and agree that,  with respect to the  information  relating to Bancorp or Western,  the Proxy Statement will comply in all material  respects  with the  provisions  of  applicable  law, and will not contain any untrue  statement of material  fact or omit to  state  any  material  fact  required  to be  stated  therein  or  necessary  to make the statements  contained therein,  in light of the circumstances  under which they were made, not misleading.  Bancorp and Western will use their  commercially  reasonable  efforts to obtain all Consents  necessary to effect the Stock
Purchase, the Merger, the Western Dividend, and sale of WSPI and WSCDC and the transactions contemplated herein.

6.9      Stock  Purchase.  Bancorp and Western shall,  at the request of CBB, (i) take all necessary  corporate and
         ---------------
other action, to adopt and approve the Stock Purchase (ii) execute,  deliver,  and where appropriate,  file any and all  documents  necessary or desirable to permit the Stock  Purchase and (iii) take and cause to be taken any other action to  permit  the  consummation  of the  transactions  contemplated  in  connection  with the Stock  Purchase.
Neither  Bancorp or Western shall take,  or cause any of the Western  Subsidiaries  to take,  any action that would prevent such performance.

6.10     Merger.  Bancorp and Western  shall,  at the request of CBB,  (i) take all  necessary  corporate and other
         ------
action,  to adopt  and  approve  the  Merger,  (ii) execute,  deliver,  and,  where  appropriate,  file any and all documents  necessary or desirable to permit the Merger  immediately  following the Stock  Purchase,  and (iii) take and cause to be taken any other action to permit the  consummation of transactions  contemplated in connection with the Merger.  Neither  Bancorp nor Western shall take, or cause any of the Western  Subsidiaries to take, any action that would prevent such performance.

6.11     Any Bancorp  Subsidiary.  At the request of CBB,  Bancorp shall  promptly take any other action  necessary
         -----------------------
to merge any Western  Subsidiary into Western or any other Western  Subsidiary,  dissolve any Western Subsidiary as a corporation or spin-off of such Western Subsidiary to Bancorp, on terms reasonably satisfactory to CBB.

6.12     Disposition of Employee  Benefit Plans.  Except as otherwise  contemplated by this Agreement,  Bancorp and
         --------------------------------------
Western  shall  take all  actions  necessary  to  cause,  on or before  the  Closing  Date and on terms  reasonably acceptable to CBB, (i) the transfer of sponsorship of the Western  Security Bank, N.A.  Employees'  Stock Ownership
Plan from Western to Bancorp,  (i) the  termination  of all other Plans and (ii)  payment of all  benefits  payable under such Plans..

6.13     Pre-Closing  Adjustments.  In addition to the  adjustments  otherwise  required by this  Agreement,  at or
         ------------------------
before the  Effective  Time of the Stock  Purchase,  Bancorp  and  Western  shall make such  additional  accounting entries or  adjustments,  including  charge-offs  of loans,  as CBB shall  direct in order to  implement  its plans following  the closing or to reflect  expenses and costs  related to the Stock  Purchase and the Merger;  provided, however,  (a) Bancorp and Western shall not be required to take such additional  actions more than one business day prior to the  Stock  Purchase  or  prior  to the time CBB  agrees  in  writing  that all of the  conditions  to its obligations  to close as set forth in Article  12 have been  satisfied  or waived  and (b) based upon  consultation with counsel and accountants for Bancorp and Western,  no such additional  adjustment  shall (i) require any filing with any  Governmental  Entity or (ii)  violate any Rule  applicable  to Bancorp or Western.  The  recording of any such  additional  adjustment  shall not be  deemed to imply any  misstatement  of  previously  furnished  financial statements or information.

6.14     Disposition  of Assets.  At least  thirty  (30)  Business  Days prior to the  Closing  Date,  Bancorp  and
         ----------------------
Western  shall have used their  respective  best  efforts to have  entered  into (or to cause WSCDC to have entered into),  in good faith an  agreement  for the sale of all the assets and  liabilities  of WSCDC which shall  provide that all the assets and liabilities  shall be sold to a third  party(ies)  prior to the Effective Time of the Stock
Purchase.  Such agreement  shall be  substantially  in the form of Exhibit B attached hereto (the "WSCDC Asset Sale
                                                                   ---------
Agreement") and shall be in form and substance reasonably acceptable to CBB.

6.15     Prepayment of Notes.                 Prior to the  Effective  Time of the Stock  Purchase,  Bancorp  shall
         -------------------
use its best efforts to satisfy all of Bancorp's  obligations  under the Notes and to terminate the Note Agreements and any and all  Encumbrances  securing  Bancorp's  obligations  under the Notes,  including,  but not  limited to,
Encumbrances on the capital stock of Western and preparation of all requisite  notices,  certificates and documents under the Note Agreements to terminate such agreements on the Closing Date.

6.16     Salary Continuation Agreements.               Prior to the Effective Time of the Stock  Purchase,  Western
         ------------------------------
shall use its best  efforts to amend the Salary  Continuation  Agreements  (the "Salary  Continuation  Agreements")
between  Western  and each of Joseph  Demieri,  Jerome E.  Farley,  John Bell,  Edward  Mylett  (collectively,  the
"Current  Executives") and William J. Brosnan (Brosnan,  with the Current Executives,  the "Named  Executives"),  a list of which is set forth on  Schedule  6.16  hereto,  to  provide  that  upon  consummation  of the  transactions
                               --------------
contemplated  hereby,  each of the Named  Executives  (or their  spouses or  estates,  in the event of death of the
Named  Executive)  shall be entitled to receive the following  respective  amounts payable on the last day of every month for a period of one hundred eighty (180) months  following the Effective Time of the Stock Purchase:  Messrs.
Bell, $10,000;  Farley, $14,000;  Mylett,  $11,500;  Demieri,  $10,000 and Brosnan,  $6,666.67 in lieu of all other payments and benefits otherwise  contemplated by the Salary Continuation  Agreements;  provided,  however, that the
                                                                                       ------------------
amendment  to the Salary  Continuation  Agreement  for Mr.  Mylett shall  provide  that the payments Mr.  Mylett is entitled to pursuant to this Section  shall not  commence  until the later of the date (i) Mr.  Mylett  reaches the age of 55 or (ii) Mr.  Mylett's  employment  with the Surviving Bank shall cease.  The amendments  shall be in such form as are acceptable to CBB, in its sole discretion.

6.17     Employment Agreements.               Prior to the  Effective  Time of the Stock  Purchase,  Western  shall
         ---------------------
use its best efforts to amend the employment  agreements (the "Employment  Agreements") between Western and each of the Current  Executives,  a list of which is set forth on Schedule 6.17 hereto to provide that upon consummation of
                                                          -------------
the Stock Purchase,  each of the Current  Executives'  shall be entitled to receive the onetime  severance  benefit contemplated by the Letter Agreement  referred to in Article 13 hereof,  in lieu of all other payments and benefits otherwise  contemplated  by the  Employment  Agreements.  The  amendments  shall be in such  form as is  reasonably acceptable to CBB.

6.18     Lease for Branch.                    Prior to the  Effective  Time of the Stock  Purchase,  Bancorp  shall
         ----------------
enter into,  and cause WSPI to enter into, a lease with CBB for the property  located at 4100 West Alameda  Avenue,
Burbank,  California  91505,  effective as of the Effective Time of the Stock Purchase,  for a term of no less than ten (10) years with two options to renew said lease for an  additional  five (5) years each,  in the form  attached hereto as Exhibit C (the "CBB Lease Agreement") and shall be in form and substance reasonably acceptable to CBB.
          ---------

6.19     Insurance Coverage.                  Prior  to the  Effective  Time of the  Stock  Purchase,  Bancorp  and
         ------------------
Western shall use its best efforts to obtain  directors'  and  officers'  liability  insurance  policies (the "Tail
Insurance Coverage")  covering,  for a period of five (5) years following the Effective Time of the Stock Purchase, the Covered  Persons and any persons who become Covered  Persons  between the date hereof and the Effective Time of the Stock Purchase.  Such  policy(ies)  shall cover acts or omissions  occurring prior to the Effective Time of the
Stock  Purchase,  and shall be no less  protective in terms of coverage or  limitations  than that now possessed by
Bancorp,  Western and the Western  Subsidiaries.  Such coverage shall include, but not be limited to, acts relating to this Agreement.

6.20     Repayment of      WSPI  Obligation.  Prior to the  Effective  Time of the Stock  Purchase,  Western  shall
         ----------------------------------
cause WSPI to repay to Western the net proceeds of any financing  WSPI receives  from an  unaffiliated  third party on the branch  building WSPI owns, as payment  against  advances  outstanding  from Western to WSPI.  The amount of such payment shall be no less than $7.5 million (the "WSPI  Repayment")  and shall be made on terms and  conditions reasonably satisfactory to CBB.

6.21     Sale of WSPI.  Prior to the  Effective  Time of the Stock  Purchase,  and  following  the WSPI  Repayment,
         ------------
Western will sell all of the  outstanding  shares of WSPI to Bancorp for an amount equal to the amount of Western's investment  in and advances to WSPI  (computed  as if all  remaining  advances  have been  contributed  to capital)
immediately  prior to the  Stock  Purchase.  Such sale  shall be made  pursuant  to the terms of the WSPI  Purchase
Agreement,  substantially  in the form attached  hereto as Exhibit D and shall be in form and substance  reasonably
                                                           ----------
acceptable to CBB.

6.22     Western  Dividend.  Bancorp and Western shall  promptly  prepare or cause to be prepared all  applications
         -----------------
necessary to obtain the Consents for the Western  Dividend,  the WSPI  Repayment,  and the sale of the  outstanding shares of WSPI to Bancorp, all to be effective prior to the Effective Time of the Stock Purchase.

Article 7.

                           COVENANTS OF CBB PENDING EFFECTIVE TIME OF THE STOCK PURCHASE
                           -------------------------------------------------------------

                           CBB covenants and agrees with Bancorp and Western as follows:

7.1      Limitation  on Conduct  Prior to  Effective  Time of the Stock  Purchase.  Between the date hereof and the
         ------------------------------------------------------------------------
Effective Time of the Stock  Purchase,  except as contemplated by this Agreement and subject to requirements of law and regulation  generally  applicable to California  state banks,  CBB shall not, without the prior written consent of Bancorp and  Western,  which  consent  shall not be  unreasonably  withheld,  take any action  which would or is reasonably  likely  to  (i) adversely  affect  the  ability  of  CBB  to  obtain  any  necessary  approvals  of any
Governmental  Entity required for the  transactions  contemplated  hereby;  (ii) adversely  affect CBB's ability to perform its  covenants  and  agreements  under this  Agreement;  or  (iii) result  in any of the  conditions to the performance of CBB's obligations hereunder, as set forth in Articles 10 or 12 herein not being satisfied.

7.2      Applications.  CBB will use its best  efforts to promptly  prepare  and file or cause to be  prepared  and
         ------------
filed  (i) an  application  for  approval  of the Stock  Purchase  with the  FDIC,  OCC,  FRB and the DFI;  (ii) an application  for  approval of the Merger with the FDIC and the DFI; and (iii) any other  applications  necessary to consummate the transactions  contemplated  hereby.  CBB will use its commercially  reasonable efforts to obtain all
Consents necessary to effect the Stock Purchase and the Merger.

7.3      Notices;  Reports.  CBB will promptly  notify  Bancorp of any event of which CBB obtains  knowledge  which
         -----------------
may materially and adversely affect the ability of CBB to consummate the transactions contemplated herein.

7.4      Regulatory  Proceedings  Regarding CBB. CBB will promptly  notify Bancorp and Western of any notice by any
         --------------------------------------
Governmental  Entity or the initiation of any  enforcement  action or civil money penalty action against CBB or any adverse  change in the CRA rating of CBB that  materially  and  adversely  affects the ability of CBB to consummate the transactions contemplated herein.

Article 8.

                                               ADDITIONAL COVENANTS
                                               --------------------

                           The parties hereto hereby mutually covenant and agree with each other as follows:

8.1      Best  Efforts.  Subject  to the terms and  conditions  of this  Agreement,  each  party  will use its best
         -------------
efforts to take, or cause to be taken,  all actions and to do, or cause to be done,  all things  necessary,  proper or advisable under  applicable laws and regulations to consummate the  transactions  contemplated by this Agreement as promptly as practical,  including  cooperation in preparation of the Applications  identified in Section 6.8 and
7.2 of this  Agreement.  Each party will use its best  efforts to resolve and correct  all  typographical  or other administrative  errors  which may arise in or  relating to this  Agreement  or in the other  documents  prepared or executed in connection herewith.

8.2      Public  Announcements.  No press release or other public  disclosure of matters  related to this Agreement
         ---------------------
or any of the transactions  contemplated hereby shall be made by CBB, Bancorp,  Western or any of their Affiliates, unless the other  Parties shall have provided  their prior  consent to the form and  substance  thereof;  provided,
                                                                                                          --------
however,  that nothing  herein shall be deemed to prohibit any Party hereto,  following  notice to the other Party,
-------
from making any  disclosure  which its counsel  deems  necessary  or  advisable  in order to fulfill  such  Party's disclosure obligations imposed by law.

8.3      Environmental  Assessment  and  Remediation.  CBB may cause to be  prepared at CBB's sole cost and expense
         -------------------------------------------
within 60 days of the date of this Agreement one or more phase I environmental  investigations  with respect to the
Real Property set forth on Schedule  4.11. In the event any such phase I  environmental  investigation  report,  or
                           --------------
any such report which  Bancorp or Western has already  obtained on any of the Real  Property set forth on Schedule
                                                                                                          ---------
4.11,  discloses  facts which,  in the sole discretion of CBB,  warrant  further  investigation,  CBB shall provide
----
written  notice to Bancorp,  and Bancorp shall be required to cause to be completed  within 30 days of such written notice,  at the sole cost and expense of CBB, a phase II  environmental  investigation  and report with  respect to such property.  The consultant  engaged by Bancorp to conduct such  investigation  and provide such report shall be acceptable to CBB. CBB shall have 10 days from the receipt of such  investigation  report to object thereto,  which objection  shall be by  written  notice.  In the event of any such  objection,  CBB shall  engage an  environmental consultant  satisfactory  to Bancorp  who shall  provide an  estimate  of the cost of taking  any  remedial  action recommended  or  suggested in such phase II  environmental  investigation  report,  or which is required by law, or which is  determined  to be  prudent  by CBB,  in its sole  discretion,  and,  unless  the  estimated  cost of such
Remediation for which an independent third-party  consultant,  jointly selected by Bancorp and CBB, would determine
Bancorp or Western would be responsible  for paying is in excess of $100,000 (and written  notice thereof  provided by Bancorp to CBB)  Bancorp  shall  immediately  commence  such  Remediation,  all at the sole cost and  expense of
Bancorp.  In the event such  environmental  consultant  determines that the estimated cost of such  remediation for which an  independent  third party  consultant,  jointly  selected by Bancorp  and CBB would  determine  Bancorp or
Western  would be  responsible  for  paying is in excess of  $100,000,  CBB shall have the right to  terminate  the
Agreement  pursuant  to Section  13.1.11  hereof  before the  expiration  of 20 days from the date of such  written notice.

                           CBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on Schedule 4.11, except as required by law.
                                 -------------

Article 9.

                                                    TAX MATTERS
                                                    -----------

9.1      Tax Returns.
         -----------

(a)      Bancorp  shall have the  exclusive  authority  and  obligation  to prepare and timely file, or cause to be prepared and timely filed, all Returns of Bancorp,  Western and the Bancorp  Subsidiaries that are due with respect to any taxable  year or other  taxable  period  ending on or prior to the Closing  Date  (hereinafter  "Pre-Closing
Returns").  Such  authority  shall  include,  but not be limited to, the  determination  of the manner in which any items of income, gain, deduction,  loss or credit arising out of the income,  properties and operations of Bancorp,
Western and the Bancorp  Subsidiaries  shall be reported or disclosed in such  Returns.  Bancorp  shall  provide to
CBB drafts of all  Returns of Western  and the Western  Subsidiaries  required to be prepared  and filed by Bancorp under this  Section  9.1(a) at least  forty-five  (45) days prior to the due date  (including  extensions)  for the filing of such Returns.  At least  fifteen (15) days prior to the due date  (including  extensions)  for the filing of such Returns,  CBB shall notify Bancorp of the existence of any objection  (specifying in reasonable  detail the nature and basis of such objection) CBB may have to any items set forth on such draft Returns.

(b)      Except as provided  in Section  9.1(a),  CBB shall have the  exclusive  authority  and  obligation  to (i)
prepare and timely  file,  or cause to be  prepared  and timely  filed,  (A) all Returns of Western and the Western
Subsidiaries  (other than WSPI),  (B) all Returns of Western (or CBB as the  successor  of Western) and the Western
Subsidiaries  (other than WSPI) that are due with respect to any Overlap  Period (as defined in Section 9.2 hereof)
(hereinafter  "Overlap  Period  Returns"),  and (ii) pay and  discharge  all Taxes  for any  Overlap  Period.  Such authority  shall  include,  but not be limited  to, the  determination  of the manner in which any items of income, gain,  deduction,  loss or credit  arising out of the income,  properties and operations of Western and the Western
Subsidiaries (other than WSPI) shall be reported or disclosed on such Returns;  provided,  however,  that items set
                                                                                --------   -------
forth on such Returns  relating to the income,  properties  and  operations  of Western (or CBB as the successor of
Western) or the Western  Subsidiaries  shall be treated in a manner  consistent  with Western's past practices with respect to the treatment of such items,  unless  otherwise  required by law. CBB shall provide to Bancorp drafts of all Returns of Western and the Western  Subsidiaries  required to be prepared and filed by the Purchaser under this
Section 9.1(b) at least  forty-five (45) days prior to the due date  (including  extensions) for the filing of such
Returns.  At least  fifteen  (15)  days  prior to the due  date  (including  extensions)  for the  filings  of such
Returns,  Bancorp shall notify CBB of the existence of any objection  (specifying  in reasonable  detail the nature and basis of such objection) that Bancorp may have to any items set forth on such draft Returns.

(c)      CBB and  Bancorp  agree to consult  and  resolve in good faith any  objection  that either may have to the
Returns.  In the event CBB and Bancorp are unable to resolve an  objection  pursuant to Section  9.1(a),  then with respect  to any  Pre-Closing  Return  and any  Overlap  period  Return,  as to any  items  which  affect  any Taxes apportioned  to a  Pre-Closing  Period under  Section 9.2 hereof,  upon Bancorp  providing an opinion of a law firm as shall be reasonably  accptable to CBB that the position  Bancorp  wishes to take has a realistic  possibility of success  in a court  with  jurisdiction,  such  Return  shall  take  such  position  and  shall be  filed  with the appropriate Governmental Authority.

9.2      Apportionment  of Taxes.  All Taxes with respect to the income,  property or operations of Western (or CBB
         -----------------------
as the  successor  Western)  and the Western  Subsidiaries  that relate to a taxable year or other  taxable  period beginning  before and ending  after the Closing Date (an "Overlap  Period"),  including  any refunds of such Taxes, shall be apportioned  between the  Pre-Closing  Period and the portion of such taxable year or other taxable period after the Closing Date (the  "Post-Closing  Period") as though the taxable year of Western  terminated at the close of business on the Closing Date, and based on accounting  methods,  elections and conventions  that do not have the effect of distorting  income and expenses.  Pursuant to Article 15, Bancorp shall  indemnify CBB for the payment of all Taxes of Bancorp,  Western and the Bancorp  Subsidiaries  which are  attributable  to all  Pre-Closing  Periods
(including,  without limitation,  all Taxes relating to any Pre-Closing Period apportioned to Bancorp in an Overlap
Period) and all Taxes of Bancorp,  WSMC and WSPI which are attributable to all Post-Closing  Periods.  CBB shall be liable (and  Bancorp  shall not be liable)  for the  payment of all Taxes of Western  and the Western  Subsidiaries
(other than WSPI) which are attributable to any Post-Closing  Periods  (including,  without  limitation,  all Taxes relating to any  Post-Closing  Period  apportioned to Western and the Western  Subsidiaries in an Overlap  Period).
Notwithstanding  anything to the  contrary in the  foregoing  provisions  of this  Section 9.2, any Taxes which are attributable  to an election under Section 338 of the Code shall be apportioned to a Post-Closing  Period and shall be the responsibility of CBB (and not Bancorp).

9.3      Refunds.  Any refund of Taxes  relating to Western  received by Western or CBB after the Closing  Date and
         -------
with respect to either (i) any Tax period ending on or before the Closing  Date; or (ii) any Overlap  Period to the extent  apportioned to the Pre-Closing  Period under Section 9.2 hereof,  shall be paid by CBB to Bancorp by making payment to Bancorp within ten Business Days after such refund is received by Western or CBB.

9.4      Cooperation,  Audits.  In  connection  with the  preparation  of  Pre-Closing  Returns and Overlap  Period
         --------------------
Returns,  audit examinations and any administrative or judicial proceedings  relating to such Returns,  CBB, on the one hand, and Bancorp,  on the other hand,  will cooperate  fully with each other,  including,  but not limited to, the furnishing or making  available  during normal business hours of records,  personnel (as reasonably  required), books of account,  powers of attorney or other materials  necessary or helpful for the preparation of such Returns, the conduct of audit  examinations  or the defense of claims by Tax  authorities as to the imposition of Taxes with respect to such Returns.

9.5      Controversies.
         -------------

(a)      CBB shall  promptly  notify  Bancorp in writing  upon  receipt by CBB or any  Affiliate  of CBB of written notice of any  inquiries,  claims,  assessments,  audits or similar  events  with  respect to Taxes  relating  to a
Pre-Closing  Period or an Overlap Period for which Bancorp may be liable for  indemnification  under this Agreement
(any such inquiry, claim, assessment, audit or similar event, a "Tax Matter").

(b)      Bancorp,  at its sole expense,  shall have the  exclusive  authority to represent the interests of Western
(or CBB as the  successor  of  Western)  and the Western  Subsidiaries  with  respect to any Tax Matter  before the
Internal Revenue Service,  any other taxing authority,  any other governmental agency or authority or any court and shall  have the sole  right to extend or waive the  statute  of  limitations  with  respect  to a Tax Matter and to control the defense,  compromise  or other  resolution  of any Tax Matter,  including  responding  to inquiries and settling audits;  provided,  however,  that Bancorp shall not enter into any settlement of or otherwise  compromise
                  --------   -------
any Tax Matter that  affects or may affect the Tax  Liability of CBB or any  Affiliate of CBB for any  Post-Closing
Period,  including the portion of an Overlap Period that is after the Closing Date (including,  without limitation, the imposition of income tax  deficiencies,  the reduction of asset basis or cost  adjustments,  the lengthening of any amortization or depreciation  periods,  the denial of amortization or depreciation  deductions or the reduction or loss of  credit  carry  forwards),  without  the  prior  written  consent  of CBB,  which  consent  shall not be unreasonably withheld.

(c)      If Bancorp so elects to assume the defense of any Tax Matter:

(i)      Bancorp  shall  proceed  to  defend  such  Tax  Matter  in  a  diligent  manner  with  counsel  reasonably satisfactory to CBB;

(ii)     CBB shall make  available to Bancorp any  non-privileged  documents and materials in the possession of CBB that may be necessary to the defense of such Tax Matter;

(iii)    Bancorp  shall keep CBB informed  promptly of all material  developments  and events  relating to such Tax
Matter; and

(iv)     CBB shall have the right to  participate  (including  by retaining  legal  counsel) at Bancorp's  expense, which expense shall include the  reasonable  fees and expenses of such retained  legal  counsel,  in the defense of such Tax Matter.

(d)      If Bancorp  does not elect to assume the defense of any such Tax Matter (or if, after  initially  assuming such defense,  Bancorp fails to actively and diligently  assume such defense),  CBB may proceed with the defense of such Tax Matter on its own.  If CBB so proceeds with the defense of any such Tax Matter on its own:

(i)      All expenses relating to the defense of such Tax Matter shall be borne and paid exclusively by Bancorp;

(ii)     Bancorp shall make  available to CBB any  documents and materials in the  possession or control of Bancorp that may be necessary to the defense of such Tax Matter;

(iii)    CBB shall keep Bancorp  promptly  informed of all material  developments  and events  relating to such Tax
Matter; and

(iv)     CBB shall have the right to settle,  adjust or  compromise  such Tax Matter  with the  consent of Bancorp, which consent shall not be unreasonably withheld.

(e)      Except as  otherwise  provided in this  Section 9.5, CBB shall have the sole right to control any audit or examination by any taxing authority,  initiate any claim for refund or amend any Return,  and contest,  resolve and defend against any assessment for additional  Taxes,  notice of Tax deficiency or other  adjustment of Taxes of, or relating to, the income, assets or operations of Western for all taxable periods.

9.6      Amended  Returns.  Bancorp  shall  not file or cause to be filed  any  amended  Return  without  the prior
         ----------------
written  consent of CBB,  which consent  shall not be  unreasonably  withheld.  Western (or CBB as the successor of
Western) shall not file any amended  Pre-Closing  Return or Overlap Period Return without the prior written consent of Bancorp, which consent shall not be unreasonably withheld.

9.7      Non-foreign  Person  Affidavit.  Bancorp  shall furnish to CBB on or before the Closing Date a non-foreign
         ------------------------------
person affidavit as required by Section 1445 of the Code, setting forth Bancorp's taxpayer identification number.

Article 10.

                                    CONDITIONS PRECEDENT TO THE STOCK PURCHASE
                                    ------------------------------------------

                           The  obligations  of  each  of  the  Parties  hereto  to  consummate  the   transactions
contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

10.1     Shareholder  Approval.  The Agreement  and the  transactions  contemplated  hereby shall have received all
         ---------------------
requisite approvals of the shareholders of Bancorp and Western.

10.2     No Judgments or Orders.  No Rule shall be  outstanding  or  threatened  by any  Governmental  Entity which
         ----------------------
prohibits or restricts  the  effectuation  of, or threatens to  invalidate or set aside,  the Stock  Purchase,  the
Merger,  the Western  Dividend,  the WSPI  Repayment,  or any other  transactions  contemplated  by this Agreement, unless  counsel to the party against whom such action or  proceeding  was  instituted or threatened  renders to the other parties hereto an opinion that such Rule is without merit.

10.3     Regulatory  Approvals.  To the extent required by applicable law or regulation,  all approvals or consents
         ---------------------
of any Governmental Entity,  including,  without limitation,  those of the FRB, the OCC, the FDIC and the DFI shall have been obtained or granted for the Stock Purchase,  the Merger, the WSPI Purchase,  the Western Dividend and the
transactions  contemplated  hereby and the applicable waiting period under all Rules shall have expired.  All other statutory or regulatory  requirements for the valid completion of the transactions  contemplated  hereby shall have been satisfied.

Article 11.

                          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANCORP AND WESTERN
                          --------------------------------------------------------------

                           All of the obligations of Bancorp to effect the transactions  contemplated  hereby shall be subject to the  satisfaction,  on or before the Closing Date, of the following  conditions,  any of which may be waived in writing by Bancorp and Western:

11.1     Legal  Opinion.  Bancorp and Western  shall have received the opinion of Manatt,  Phelps & Phillips,  LLP,
         --------------
dated as of the Closing Date, substantially in the Form of Exhibit E.
                                                           ---------
11.2     Representations  and  Warranties;  Performance of Covenants.  All the  covenants,  terms and conditions of
         -----------------------------------------------------------
this  Agreement to be complied  with and  performed  by CBB on or before the Closing Date shall have been  complied with and  performed in all material  respects.  Each of the  representations  and  warranties  of CBB  contained in
Article 5 hereof shall have been true and correct in all material  respects  (except that where any  statement in a representation or warranty expressly  includes a standard of materiality,  such statement shall be true and correct in all  respects)  on and as of the date of this  Agreement  and  (except to the extent  such  representations  and warranties  speak as of an earlier date or for changes  expressly  contemplated by this Agreement) on and as of the
Closing Date,  with the same effect as though such  representations  and  warranties had been made on and as of the
Closing Date.

11.3     Authorization  of Stock Purchase and Merger.  All actions  necessary to authorize the execution,  delivery
         -------------------------------------------
and performance of this Agreement by CBB and the consummation of the transactions  contemplated  hereby and thereby shall have been duly and validly taken by the Board of Directors of CBB, as required by applicable law.

11.4     Western  Dividend.  Western  shall have  received  all  requisite  approvals of  Governmental  Entities to
         -----------------
declare and pay the Western Dividend at or prior to the Effective Time of the Stock Purchase.

11.5     Officers'  Certificate.  There  shall have been  delivered  to Bancorp on the Closing  Date a  certificate
         ----------------------
executed by the Chief  Executive  Officer and the Chief Financial  Officer of CBB certifying,  to the best of their knowledge, compliance with all of the provisions of Sections 11.2 and 11.3.

Article 12.

                                    CONDITIONS PRECEDENT TO OBLIGATIONS OF CBB
                                    ------------------------------------------

                           All of the obligations of CBB to effect the  transactions  contemplated  hereby shall be subject to the  satisfaction,  on or before the Closing  Date,  of the  following  conditions,  any of which may be waived in writing by CBB:

12.1     Legal  Opinion.  CBB shall have  received the opinion of Horgan,  Rosen,  Beckham & Cohen,  attorneys  for
         --------------
Bancorp  and  Western,  or  such  other  counsel  reasonably  acceptable  to CBB,  dated  as of the  Closing  Date, substantially in the form of Exhibit F.
                             ---------

12.2     Representations  and  Warranties;  Performance of Covenants.  All the  covenants,  terms and conditions of
         -----------------------------------------------------------
this  Agreement to be complied  with and  performed by Bancorp and Western at or before the Closing Date shall have been complied with and performed in all material respects.  Each of the  representations  and warranties of Bancorp and Western  contained in Article 4  hereof shall have been true and correct in all material  respects (except that where any statement in a representation or warranty  expressly  includes a standard of materiality,  such statement shall be true and correct in all  respects) on and as of the date of this  Agreement and (except to the extent such representations  and  warranties  speak  as of an  earlier  date  or for  changes  expressly  contemplated  by this
Agreement) on and as of the Closing Date,  with the same effect as though such  representations  and warranties had been made on and as of the Closing Date. It is understood  and  acknowledged  that the  representations  being made on and as of the  Closing  Date shall be made  without  giving  effect to any update  with  respect to the  Bancorp
Schedules in accordance with Section 6.2.13.

12.3     Authorization  of Stock Purchase and Merger.  All actions  necessary to authorize the execution,  delivery
         -------------------------------------------
and  performance  of  this  Agreement  and the  Agreement  of  Merger,  and the  consummation  of the  transactions contemplated  hereby and thereby shall have been duly and validly taken by the Board of Directors and  shareholders of Bancorp and Western,  as  appropriate,  and Bancorp shall have full power and right to sell the stock of Western to CBB and Western shall have full power and right to merge pursuant to the Agreement of Merger.

12.4     Regulatory  Approvals and Related  Conditions.  Any and all Consents of any Governmental  Entity which are
         ---------------------------------------------
necessary to  consummate  the Stock  Purchase and the Merger or any other  transactions  contemplated  hereby shall have been granted  without the imposition of any condition which CBB deems,  in its sole and absolute  opinion,  to materially adversely affect it or be materially burdensome.

12.5     Third-Party  Consents.  Bancorp,  Western and each Western  Subsidiary shall have obtained all Consents of
         ---------------------
other parties to their respective mortgages,  notes, leases,  franchises,  agreements,  licenses and permits as may be  necessary  to  permit  the  Stock  Purchase  and the  Merger  and the  transactions  contemplated  herein to be consummated without a default, acceleration, breach or loss of rights or benefits thereunder.

12.6     Absence of  Certain  Changes.  Between  the date of this  Agreement  and the  Effective  Time of the Stock
         ----------------------------
Purchase,  there  shall  not have  occurred  any  event  that  has had or could  reasonably  be  expected  to have, individually,  or in the aggregate,  a material  adverse effect on the business,  financial  condition,  results of operations  or prospects of Western  whether or not such event,  change or effect is reflected in the Bancorp Lists as amended or supplemented after the date of this Agreement.

12.7     Shareholder's  Agreements.  Concurrently  with the execution of this  Agreement,  each director of Bancorp
         -------------------------
and Western shall have executed and delivered to CBB agreements substantially in the form of Exhibit G hereto.
                                                                                             ---------

12.8     Agreements Not to Solicit.  Concurrently  with the execution of this  Agreement,  each director of Bancorp
         -------------------------
and Western shall have  executed and delivered to CBB  agreements  substantially  in the form of Exhibit H  hereto;
                                                                                                 ---------
provided,  however,  Edward Mylett shall have executed and delivered to CBB an agreement  substantially in the form of Exhibit H-1.
   -----------

12.9     Employee  Benefit  Plans;  Salary  Continuation  Agreements  and  Employment  Agreements.  CBB shall  have
         ----------------------------------------------------------------------------------------
received  satisfactory  evidence that Bancorp has cooperated  with CBB with respect to the Plans and has terminated such Plans that CBB has requested be terminated.

12.10    Salary Continuation  Agreements and Employment  Agreements.  CBB shall have received satisfactory evidence
         ----------------------------------------------------------
that effective  immediately prior to the Effective Time of the Stock Purchase,  the Salary Continuation  Agreements
between  Western and the Current  Executives  shall have been  amended in  accordance  with Section 6.16 to provide that upon consummation of the transactions  contemplated  hereby,  each of the Current Executives (or their spouses or estates)  shall be entitled to receive,  each month for a period of one hundred  eighty (180)  months  following the Stock  Purchase to the amounts  specified in Section  6.16. In addition,  CBB shall have received  satisfactory evidence that each of the  Employment  Agreements  between  Western and the Current  Executives has been amended to provide that each of the Current  Executives  shall be entitled to receive the onetime  severance  benefit provided for in the  Letter  Agreement  referred  to in  Article  13  hereof,  in lieu of all other  payments  and  benefits otherwise contemplated by the Employment Agreements.

12.11    Resignations.  CBB shall have  received  evidence  satisfactory  to it that all  directors and officers of
         ------------
Western have resigned effective immediately prior to the Effective Time of the Stock Purchase.

12.12    Disposition  of  Assets.  CBB  shall  have  received  evidence  satisfactory  to it that  the  assets  and
         -----------------------
liabilities  of WSCDC have been sold  pursuant  to the WSCDC  Asset  Sale  Agreement  substantially  in the form of
Exhibit B.
---------

12.13    Loan Loss  Reserve.  Western  shall have in effect on the  Closing  Date an  allowance  for loan and lease
         ------------------
losses in an amount not less than the greater of the amount  determined by the method  customarily  used by Western and 2.5% of total outstanding loans of Western on a consolidated basis.

12.14    Deposits and Loans.  The total average  deposits of Western on a  consolidated  basis for the three months
         ------------------
preceding  the Closing Date and the total  average  loans of Western on a  consolidated  basis for the three months preceding the Closing Date shall not be less than $115 million and $85.0 million, respectively.

12.15    Tax Opinion.  CBB shall have  received an opinion from Manatt,  Phelps & Phillips,  LLP to the effect that
         -----------
(i) the Stock Purchase  constitutes a qualified  stock purchase under Section 338 of the Code, and (ii) the Merger, will qualify as a tax-free subsidiary liquidation within the meaning of Section 332 of the Code.

12.16    Expense  Report.  At least five  Business  Days prior to the Closing  Date,  all  attorneys,  accountants,
         ---------------
investment  bankers and other  advisors  and agents for Bancorp and  Western  shall have  submitted  to Bancorp and
Western  (with a copy to CBB)  estimates of their fees and  expenses  for all  services  rendered in any respect in connections with the transactions  contemplated hereby and their reasonable  estimates of the amounts of their fees and  expenses  they  expect  to  incur  prior  to the  Closing  Date.  Bancorp  shall  use  such  estimates  in its determination  of the  Transaction  Costs.  Prior to the Closing Date (i) such advisors shall have submitted  their final bills for such fees and  expenses to Bancorp and Western for  services  rendered  with a copy to be delivered to CBB, and based on such summary,  Bancorp and Western shall have  prepared and submitted a final  calculation  of such fees and expenses and (ii) Bancorp,  Western or the Bancorp  Subsidiaries,  as applicable,  shall have accrued and paid the amount of such fees and  expenses  as  calculated  above  after CBB has been given an  opportunity  to review all such bills and the  calculation  of such fees and expenses,  and (iii) such advisors shall have released
Western, the Western  Subsidiaries,  as appropriate,  and the Surviving Bank from liability,  or shall have advised them in writing that,  upon payment in full of such amounts,  they shall have no liability for any fees or expenses to such advisors.

12.17    Lease for  Branch.  Effective  as of the  Closing,  CBB shall  have  entered  into a lease for the  branch
         -----------------
located  at 4100  West  Alameda  Avenue,  Burbank,  California  91505  substantially  in the form of the CBB  Lease
Agreement attached hereto as Exhibit C.
                             ---------

12.18    Audited Financials. H&B   shall   have   audited   the   consolidated   financial
         ------------------
statements  of Bancorp for the year ended  December  31,  2001,  and shall have  delivered  a copy of such  audited financial  statements to CBB immediately upon completion of their audit and audit procedures,  but in no event less than twenty-five (25) Business Days prior to the Closing Date.

12.19    Tail Insurance Coverage.   Bancorp  and  Western  shall have  obtained  the  Tail-Insurance  Coverage,  as
         -----------------------
provided in Section 6.19, on terms reasonably satisfactory to CBB.

12.20    Notes.  Each of the holders of the Notes shall have  submitted  their  respective  Note(s) for  redemption
         -----
pursuant  to the  terms  of the  Note  Agreements,  so that  effective  as of the  Closing:  (i)  all of  Bancorp's obligations  pursuant to the Note Agreements shall have been satisfied;  (ii) all Encumbrances on any of the assets of  Bancorp  pursuant  to the  terms of the  Note  Agreements  shall  have  been  terminated  and the  certificates evidencing  the capital stock of Western shall have been returned to Bancorp,  free and clear of all  Encumbrances;
and (iii) the Note Agreements shall have been terminated.

12.21    MOU.  As of the  Effective  Time of the  Stock  Purchase,  the  Comptroller  of the  Currency  shall  have
         ---
terminated or set aside the MOU with Western,  and shall have acknowledged  that CBB and the Surviving  Corporation shall not have any successor  liability  under such MOU resulting  from or concerning  the  regulatory  problems or violations of Western set forth therein.

12.22    Purchase of WSPI.  CBB shall have received  evidence  satisfactory  to it that WSPI has been sold pursuant
         ----------------
to the WSPI  Purchase  Agreement,  substantially  in the form  attached  hereto as Exhibit D and that  Western  has
                                                                                   ---------
received the WSPI Repayment.  Without the consent of Bancorp and Western, CBB may not waive this condition.

12.23    Western  Dividend.  Western shall have  received all requisite  approvals  from  Governmental  Entities to
         -----------------
declare and pay the Western Dividend at or prior to the Effective Time of the Stock Purchase.

12.24    Officers'  Certificate.  There  shall  have  been  delivered  to  CBB on the  Closing  Date a  certificate
         ----------------------
executed by the Chief  Executive  Officer and the Chief  Financial  Officer of Bancorp  certifying,  to the best of their knowledge,  compliance with all of the provisions of Sections 12.2, 12.3,  12.4,  12.5, 12.9,  12.14,  12.15,
12.20, 12.21, 12.22 and 12.23.

Article 13.

                                                 EMPLOYEE BENEFITS
                                                 -----------------

13.1     Employee Benefits.
         -----------------

                           Except as otherwise  provided in this  Agreement or pursuant to the terms of such Plans, all Plans of Western  will be  discontinued,  and  employees  of Western who become  employees  of CBB shall become eligible for the employee  benefit plans of CBB on the same terms as such plans and benefits are generally  offered from time to time to employees of CBB and its  subsidiaries in comparable  positions with CBB or its  subsidiaries.
For purposes of  determining  such  employment  eligibility  and vesting  under the employee  benefit  plans of CBB
(other than for the CVB 401(k) and Profit  Sharing Plan),  CBB shall  recognize  such  employees'  years of service with Western beginning on the date such employees  commenced  employment with Western through the Effective Time of the Stock Purchase.

                  CBB also agrees to honor all  commitments  of Western under the Salary  Continuation  Agreements, subject to  compliance  with Section  12.10  herein.  The parties  hereto  further agree that certain other matters respecting  employee  benefits  shall be dealt with in a letter,  dated the date  hereof,  between  the parties and hereby incorporated by reference and made a part hereof.

Article 14.

                                                    TERMINATION
                                                    -----------

14.1     Termination.  This  Agreement  may be  terminated  at any time  prior to the  Effective  Time of the Stock
         -----------
Purchase,  whether before or after approval by the shareholders of Bancorp and Security  Acquisition as follows and in no other manner:

14.1.1   By mutual agreement of the Parties, in writing;

14.1.2   By CBB  immediately  upon the failure of the  shareholders  of Bancorp to give the  requisite  approval of this Agreement;

14.1.3   By Bancorp  and  Western,  if CBB should  materially  default in the  observance  or in the due and timely performance  of any of its covenants  and  agreements  herein  contained and such default shall not have been fully cured within 10 Business Days after written notice specifying the alleged default;
14.1.4   By CBB,  if Bancorp or  Western  should  materially  default  in the  observance  or in the due and timely performance  of any of its covenants  and  agreements  herein  contained and such default shall not have been fully cured within 10 Business Days after written notice specifying the alleged default;

14.1.5   By CBB if the FRB shall have not  granted a waiver of the  application  requirements  of the BHC Act or if the FDIC, the  Comptroller  or the  Commissioner  shall have finally  declined to approve the Stock Purchase or the
Merger or if the Consent of any other  Governmental  Entity necessary to contemplate the transactions  contemplated hereby has not been obtained;

14.1.6   By  Bancorp,  Western  or CBB if any  conditions  set  forth  in  Article  10 shall  not have  been met by
September  30, 2002;  provided,  however,  that this  Agreement  shall not be  terminated  pursuant to this Section
14.1.6 if the  relevant  condition  shall  have  failed to occur as a result  of any act or  omission  of the party seeking to terminate.

14.1.7   By Bancorp  and  Western if any of the  conditions  set forth in Article 11 shall not have been met, or by
CBB if any of the  conditions  set forth in Article 12 shall not have been met,  by  September  30,  2002,  or such earlier time as it becomes apparent that such condition shall not be met,  provided,  however,  that this Agreement shall not be terminated  pursuant to this Section 14.1.7 if the relevant  condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

14.1.8   By CBB, at any time, if Bancorp or Western violates the covenants set forth in Section 6.1.14;

14.1.9   By CBB, at any time,  if Bancorp or Western has  received an  unsolicited  offer from a Person  other than
CBB to effect a Competing  Transaction  and takes any action  referred to in the last  sentence of Section  6.1.14, and within 10 days after  receipt of such  unsolicited  offer,  Bancorp or Western  has not  advised CBB in writing that no further action will be taken with respect to such offer;

14.1.10  By CBB,  at any time,  if the Board of  Directors  of Bancorp  withdraws  its  recommendation  pursuant to
Section 6.6;

14.1.11  By CBB under the circumstances set forth in Section 8.3.

14.2     Effect of Termination; Liquidated Damages; Expenses.
         ---------------------------------------------------

(a)      In the event of  termination  of this  Agreement by either CBB, on the one hand,  and Bancorp on the other hand, as provided in Section 14.1,  neither CBB, on the one hand, or Bancorp and Western,  on the other than, shall have any further  liability or  obligation to the other,  except with respect to this Section  14.2,  Articles 9 or
15, or Sections  8.2, 16.1 and 16.10 of this  Agreement,  or from any liability or damage to any other Party hereto arising out of, in connection  with or otherwise  relating to,  directly or  indirectly,  said Party's  willful and material  breach,  default or failure in  performance of any of its  covenants,  agreements,  duties or obligations arising hereunder;  provided,  however,  that if such termination shall result from an election to terminate by CBB
                    --------   -------
pursuant to  subsections  14.1.2,  14.1.9 or 14.1.10,  Western and Bancorp shall wire transfer to CBB as reasonable and full  liquidated  damages and reasonable  compensation  for the loss sustained as a result of the  transactions contemplated  hereby not being  consummated,  and not as a penalty or  forfeiture,  the  aggregate sum of $325,000, within two Business Days following notice of such election, plus CBB's Expenses.

(b)      Bancorp and Western  agree that if this  Agreement  is  terminated  by CBB  pursuant to Section  14.1.4 or
14.1.11,  Bancorp and Western shall  promptly and in any event within 10 days after such  termination,  pay CBB all
Expenses  of CBB,  but not to exceed  $200,000.  CBB agrees  that if this  Agreement  is  terminated  by Western or
Bancorp  pursuant to Section  14.1.3,  CBB shall  promptly and in any event within 10 days after such  termination, pay all Expenses of Western and Bancorp, but not to exceed $100,000.

(c)      Except as otherwise  provided in this Section 14.2 or elsewhere in this Agreement,  all Expenses  incurred by Bancorp,  Western and CBB in connection with or related to the authorization,  preparation and execution of this
Agreement,  the  solicitation  of  shareholder  approval  and all  other  matters  related  to the  closing  of the transactions  contemplated hereby,  including,  without limitation of the generality of the foregoing, all fees and expenses of agents,  representatives,  counsel and accountants  employed by such Party or its Affiliates,  shall be borne solely and entirely by the Party which has incurred the same.  Notwithstanding  the foregoing,  CBB shall pay all filing fees in connection  with securing  approval or waiver of approval of the  transactions  contemplated  by this Agreement by the FRB, the FDIC, the  Comptroller and the  Commissioner,  and Bancorp shall pay all Expenses so incurred in obtaining approval of the Bancorp shareholders of the transactions contemplated by this Agreement.

14.3     Force  Majeure.  Bancorp,  Western and CBB agree that,  notwithstanding  anything to the  contrary in this
         --------------
Agreement,  in the event this  Agreement is  terminated  as a result of a failure of a condition,  which failure is due to a natural  disaster or other act of God,  or an act of war, or an act of  terrorism,  and  provided  neither party has materially  failed to observe the obligations of such party under this Agreement,  neither party shall be obligated to pay to the other party to this Agreement any Expenses or otherwise be liable hereunder.

Article 15.

                                                  INDEMNIFICATION
                                                  ---------------

15.1     Indemnification  by Bancorp.  Bancorp  shall  indemnify,  defend and hold  harmless (i) CBB,  (ii) each of
         ---------------------------
CBB's  Affiliates,  assigns and successors and (iii) each of CBB's respective  shareholders,  directors,  officers, employees,  agents, attorneys and representatives  (collectively,  the "CBB Indemnified Persons"), from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from:

(a)      any breach of any  representation,  warranty,  covenant or  agreement  of Bancorp or Western  contained in this Agreement or in any other documents or agreement  delivered  hereto by Bancorp or Western  including,  without limitation,  any attempt  (whether  or not  successful)  by any Person to cause or require  CBB to pay,  perform or discharge any debt,  obligation,  deficiency,  liability or commitment the existence of which  constitutes a breach of any such representation, warranty, covenant or agreement;

(b)      any litigation,  arbitration,  governmental  investigation,  suit,  action or other  proceeding  involving
Bancorp,  Western, the Bancorp  Subsidiaries or CBB which pertains to acts or omissions of Bancorp,  Western or the
Bancorp  Subsidiaries  prior to the Closing Date  (regardless of when such  litigation,  arbitration,  governmental investigation, suit action or other proceeding is instituted);

(c)      all Taxes  imposed  on or  asserted  against  the  properties,  income,  or  operations  of Bancorp or its
Affiliated Group for all Pre-Closing Periods, and for Bancorp, WSCDC, WSPI and WSMC for all Post-Closing Periods;

(d)      any and all debts,  liabilities  and  obligations  of Bancorp,  WSCDC,  WSMC or WSPI,  direct or indirect, fixed,  contingent or otherwise,  known or unknown,  and whether or not then due or payable,  which exists at or as of the Closing Date or which arises after the Closing Date;

(e)      any and all debts,  liabilities and obligations of Bancorp,  WSPI,  WSCDC or WSMC set forth in any and all agreements,  contracts,  (whether written or oral) or other instruments to which Bancorp,  WSPI, WSCDC or WSMC is a party or by which any of their properties are bound;

(f)      any and all actions, suits,  proceedings,  claims, demands,  assessments,  judgments,  costs and expenses, including, without limitation, legal fees and expenses incurred in enforcing this indemnity.

                  Notwithstanding  the foregoing  provisions  of this Section 15.1 to the  contrary,  the following limitations with respect to the indemnification obligations of Bancorp shall apply:

                           (i)                                Bancorp  shall not be liable  for any  amounts  under
this  Section 15.1 unless and until the  aggregate of Losses  suffered by the CBB  Indemnified  Person(s)  from all claims for  indemnification  exceed  $25,000,  in which case Bancorp  shall be liable for the full amount of Losses suffered by the CBB Indemnified Person(s), including the first $25,000;

                           (ii)                 The  indemnification  obligations  of  Bancorp in  connection  with
Losses  arising from the matters set forth in Section  15.1(a) and 15.1(b)  shall  terminate two (2) year after the
Closing  Date;  provided,  however,  that the  indemnification  obligation  shall survive with respect to any claim which is asserted in writing prior to the expiration of the two (2) year period; and

                  (iii)                             In no event  shall  Bancorp  be liable  to the CBB  Indemnified
Person(s) for amounts under Section 15.1(a) or (b) in excess of $3,000,000;

                  provided,  however,  that the limitations set forth in (ii) and (iii) immediately above shall not apply  with  respect  to any Loss  which is the  result of fraud or  intentional  misrepresentation  on the part of
Bancorp or Western.

15.2     Indemnification  by CBB.  CBB shall  indemnify,  defend and hold  harmless  Bancorp  from and  against any
         -----------------------
Losses arising out of or due to a breach of any  representation,  warranty,  covenant or agreement of CBB contained in this Agreement or in any document delivered hereto by CBB including,  without  limitation,  any attempt (whether or not  successful) by any Person to cause or require  Bancorp to pay,  perform or discharge any debt,  obligation, deficiency,  liability or  commitment  the  existence  of which  constitutes  a breach of any such  representation, warranty  covenant or  agreement.  CBB shall not be liable for any amounts under this Section 15.2 unless and until the aggregate of Losses suffered by Bancorp from all claims for  indemnification  exceed $25,000, in which case CBB shall be liable for the full amount of Losses suffered by Bancorp, including the first $25,000.

15.3     Indemnification Procedures.
         --------------------------

(a)      In the  event  that any suit,  action  or  proceedings  shall be  instituted,  or that any claim or demand
(collectively,  a "Claim")  shall be asserted by any Person in respect of which payment may be sought under Section
15.1 or 15.2 hereof,  the party seeking  indemnification  (the  "Indemnified  Party") shall  promptly cause written notice of the assertion of any Claim of which it has knowledge  which is covered by this  indemnity to be forwarded to the indemnifying  party (the  "Indemnifying  Party").  The Indemnifying  Party shall have the right, at its sole option and expense,  to be  represented  by counsel of its choice,  which must be  reasonably  satisfactory  to the
Indemnified Party, and to defend against,  negotiate,  settle or otherwise deal with any Claim which relates to any
Losses indemnified  against hereunder.  If the Indemnifying  Party elects to defend against,  negotiate,  settle or otherwise deal (as provided herein) with any Claim which relates to any Losses indemnified  against  hereunder,  it shall within five (5) days (or sooner,  if the nature of the Claim so  requires)  notify the  Indemnified  Party of its intent to do so. If the Indemnifying  Party elects not to defend against,  negotiate,  settle or otherwise deal
(as provided  herein) with any Claim which relates to any Losses  indemnified  against  hereunder,  fails to notify the  Indemnified  Party of its election as herein  provided or contests its obligation to indemnify the Indemnified
Party against such Losses under this Agreement,  the Indemnified  Party may defend  against,  negotiate,  settle or otherwise deal with such Claim;  provided,  however,  that the Indemnified  Party may not settle such Claim without the consent of the Indemnifying  Party,  which consent will not be unreasonably  withheld or delayed.  With respect to any Claim,  the Indemnified  Party shall have the right to retain its own counsel,  but the fees and expenses of such counsel  shall be at the expense of such  Indemnified  Party unless (i) the  Indemnifying  Party has agreed to pay such fees and expenses;  (ii) the Indemnifying  Party has failed to assume the defense of such suit, action, or proceeding or to employ  counsel  reasonably  satisfactory  to the  Indemnified  Party,  or (iii) in the reasonable judgment of such Indemnified  Party,  representation of both parties by the same counsel would be inappropriate due to actual or potential  differing  interests between them, in any which case, if the Indemnified Party notifies the
Indemnifying  Party in writing that the Indemnified  Party elects to employ separate  counsel at the expense of the
Indemnifying  Party, the Indemnifying  Party shall not have the right to assume the defense of such suit, action or proceeding on behalf of the Indemnified Party.

(b)      After any final judgment or award shall have been rendered by a court,  arbitration  board or Governmental
Entity of competent  jurisdiction  and the  expiration  of the time in which to appeal  therefrom,  or a settlement shall have been consummated,  or the Indemnified Party and the Indemnifying  Party shall have arrived at a mutually binding  agreement  with respect to a Claim  hereunder,  the  Indemnified  Party shall forward to the  Indemnifying
Party  notice of any sums due and owing by the  Indemnifying  Party to this  Agreement  with respect to such matter and the  Indemnifying  Party shall be required to pay all of the sums so due and owing to the Indemnified  Party in accordance with this Section 15.3.

(c)      The failure of the  Indemnified  Party to give  reasonably  prompt  notice of any Claim shall not release, waive or otherwise affect the Indemnifying  Party's  obligations with respect thereto except to the extent that the
Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

(d)      All payments of Claims to an  Indemnified  Party shall be made by wire transfer of  immediately  available funds within 10 Business Days after the date of the notice of sums due and owing provided for in Section 15.3.

15.4     Indemnification  Non-Exclusive.  The foregoing  indemnification  provisions are in addition to, and not in
         ------------------------------
derogation  of, any  statutory,  equitable or  common-law  remedy any Party may have for breach of  representation, warranty, covenant or agreement or any other cause of action under this Agreement.

15.5     Indemnification in Case of Strict Liability or Indemnitee  Negligence.  THE INDEMNIFICATION  PROVISIONS OF
         ---------------------------------------------------------------------
THIS ARTICLE 15 SHALL BE  ENFORCEABLE  REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST,  PRESENT,  OR FUTURE
ACTS,  CLAIMS OR LEGAL  REQUIREMENTS  AND  REGARDLESS  OF  WHETHER  ANY  PERSON  (INCLUDING  THE  PERSON  FROM WHOM
INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE,  CONCURRENT,  CONTRIBUTORY OR COMPARATIVE  NEGLIGENCE OF THE
PERSON  SEEKING  INDEMNIFICATION  OR THE SOLE OR  CONCURRENT  STRICT  LIABILITY  IMPOSED  UPON THE  PERSON  SEEKING
INDEMNIFICATION.

Article 16.

                                                   MISCELLANEOUS
                                                   -------------

16.1     Notices.  Any notice,  request,  instruction or other  document to be given  hereunder by any party hereto
         -------
to  another  shall be in writing  and  delivered  personally  or by  confirmed  facsimile  transmission  or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

                  To CBB:                   Citizens Business Bank
                                            701 North Haven Avenue
                                            Ontario, California  91764
                                            Attention:  D. Linn Wiley
                                            Facsimile Number:  (909) 481-2130

              With a copy to:               Manatt, Phelps & Phillips, LLP
                                            11355 West Olympic Boulevard
                                            Los Angeles, California 90064
                                            Attention:  William T. Quicksilver, Esq.
                                            Craig D. Miller, Esq.
                                            Facsimile Number:  (310) 312-4224

To Bancorp or Western:                      Western  Security Bancorp
                                            Western Security Bank, N.A.
                                            4100 West Alameda Avenue
                                            Burbank, California  91505
                                            Attention:  Jerome E. Farley
                                            Facsimile Number:  (818) 843-7870

              With a copy to:               Horgan, Rosen, Beckham and Corer
                                            23975 Park Sorrento, Suite 200
                                            Calabasas, California  91302
                                            Attention: Gary Horgan, Esq.
                                            Facsimile (818) 591-3838

                  Any such notice,  request,  instruction  or other  document  shall be deemed  received (i) on the date delivered  personally or delivered by confirmed  facsimile  transmission,  (ii) on the next Business Day after it was sent by  overnight  courier,  postage  prepaid;  or (iii) on the  third  Business  Day  after it was sent by registered  or  certified  mail,  postage  prepaid.  Any of the  persons  shown  above may change its  address  for purposes of this section by giving notice in accordance herewith.

16.2     Successors  and  Assigns.  This  Agreement  and all  rights,  privileges,  duties and  obligations  of the
         ------------------------
parties  hereto  may not be  assigned  or  delegated  by any party  hereto  and any such  attempted  assignment  or delegation  shall be null and void.  Subject to the  foregoing,  all of the terms and  provisions  hereof  shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

16.3     Counterparts.  This Agreement and any exhibit hereto may be executed in one or more  counterparts,  all of
         ------------
which,  taken  together,  shall  constitute  one  original  document and shall  become  effective  when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

16.4     Effect  of  Representations  and  Warranties.   The  representations  and  warranties  contained  in  this
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Agreement or in any List or Schedule shall survive the execution and delivery of this Agreement and the Closing.

16.5     Third  Parties.  Each party hereto  intends that this  Agreement  shall not benefit or create any right or
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cause of action to any person  other than  parties  hereto.  As used in this  Agreement  the term  "Parties"  shall refer only to CBB, Bancorp and Western as the context may require.

16.6     Lists;  Exhibits;  Integration.  Each  Schedule,  list,  exhibit  and letter  delivered  pursuant  to this
         ------------------------------
Agreement shall be in writing and shall constitute a part of the Agreement,  although Schedules,  lists and letters need not be  attached  to each  copy of this  Agreement.  This  Agreement,  together  with such  Schedules,  lists, exhibits and  letters,  constitutes  the entire  agreement  between the parties  pertaining  to the subject  matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

16.7     Knowledge.  Whenever any statement herein or in any list,  certificate or other document  delivered to any
         ---------
party  pursuant to this  Agreement is made "to the  knowledge"  or "to the best  knowledge" of any party or another
Person,  such party or other Person shall make such statement  only after  conducting an  investigation  reasonable under the  circumstances  of the subject matter thereof,  and each such statement shall constitute a representation that such investigation has been conducted.

16.8     Governing Law. This  Agreement is made and entered into in the State of  California,  except to the extent
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that the  provisions  of federal law are  mandatorily  applicable,  and the laws of the State of  California  shall govern the  validity  and  interpretation  hereof and the  performance  of the parties  hereto of their  respective duties and  obligations  hereunder,  except that the  provisions of the Agreement  with respect to the Merger shall also be governed by United States law.

16.9     Captions.  The captions  contained in this  Agreement  are for  convenience  of reference  only and do not
         --------
form a part of this Agreement and shall not affect the interpretation hereof.

16.10    Confidentiality.  All  Confidential  Information  disclosed  heretofore  or hereafter by any Party to this
         ---------------
Agreement  to any other Party to this  Agreement  shall be kept  confidential  by such other Party and shall not be used by such other Party  otherwise than as herein  contemplated,  except to the extent that (a) it is necessary or appropriate to disclose to the FRB, the Comptroller,  the Commissioner,  the FDIC or any other Governmental  Entity having  jurisdiction  over CBB,  Bancorp or Western or as may  otherwise  be  required by Rule (any  disclosure  of
Confidential  Information to a Governmental  Entity shall be accompanied by a request that such Governmental Entity
preserve  the  confidentiality  of  such  Confidential  Information);   or  (b) to  the  extent  such  duty  as  to
confidentiality is waived by the other Party. Such obligation as to  confidentiality  and non-use shall survive the termination of this Agreement  pursuant to Article 14. In the event of such  termination  and on request of another
Party,  each  Party  shall use all  reasonable  efforts to  (y) return  to the other  Parties  all  documents  (and reproductions  thereof)  received from such other Parties that contain  Confidential  Information (and, in the case of  reproductions,  all such  reproductions  made by the receiving  Party);  and  (z) destroy the originals and all copies of any analyses,  computations,  studies or other documents prepared for the internal use of such Party that include Confidential Information.

16.11    Severability.  If any portion of this Agreement  shall be deemed by a court of competent  jurisdiction  to
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be  unenforceable,  the remaining  portions  shall be valid and  enforceable  only if, after  excluding the portion deemed to be  unenforceable,  the remaining  terms hereof shall provide for the  consummation  of the  transactions contemplated  herein in  substantially  the same  manner as  originally  set forth at the date this  Agreement  was executed.

16.12    Waiver and Modification;  Amendment.  No waiver of any term,  provision or condition of this Agreement and
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the Agreement of Merger,  whether by conduct or otherwise,  in any one or more instances,  shall be deemed to be or construed as a further or  continuing  waiver of any such term,  provision or condition of this  Agreement.  Except as otherwise  required by law,  this  Agreement and the Agreement of Merger,  when executed and  delivered,  may be modified  or  amended  by  action  of the  Boards  of  Directors  of CBB  and  Bancorp,  and  by CBB  and  Western,
respectively,  without action by their respective  shareholders.  This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

16.13    Attorneys'  Fees.  If any legal  action or any  arbitration  upon  mutual  agreement  is  brought  for the
         ----------------
enforcement  of this  Agreement or because of an alleged  dispute,  controversy,  breach,  or default in connection with this Agreement,  the prevailing party shall be entitled to recover reasonable  attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

16.14    Alternative  Structure.  Notwithstanding  any provision of this Agreement to the contrary,  CBB may elect,
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subject to the filing of all  necessary  applications  and the receipt of all  required  regulatory  approvals,  to modify the structure of the  acquisition of Western set forth herein,  provided that any such  modification  may be effected only if (a) the  consideration  to be paid to Bancorp is not thereby  changed in kind or reduced in amount as a result of such modification and (b) such  modification will not materially delay or jeopardize  receipt of any required regulatory approvals or any other condition to the obligations of CBB set forth herein.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

ATTEST:	CITIZENS BUSINESS BANK

/s/ Edward J. Biebrich, Jr.	By: /s/ D. Linn Wiley

Chief Financial Officer	D. Linn Wiley
President and Chief Executive Officer

ATTEST:	WESTERN SECURITY BANCORP

/s/ Edward J. Mylett, Jr.	By: /s/ Jerome E. Farley

Executive Vice President	Jerome E. Farley
President and Chief Executive Officer

ATTEST:	WESTERN SECURITY BANK, NATIONAL ASSOCIATION

/s/ Edward J. Mylett, Jr.	By: /s/ Jerome E. Farley

Executive Vice President	Jerome E. Farley
President and Chief Executive Officer

EXHIBIT LIST

A	AGREEMENT OF MERGER

B	THE WSCDC ASSET SALE AGREEMENT [TO COME FROM GARY HORGAN]

C	FORM OF LEASE AGREEMENT

D	FORM OF WSPI SALE AGREEMENT [TO COME FROM GARY HORGAN]

E	FORM OF OPINION TO COUNSEL FOR CBB

F	FORM OF OPINION TO COUNSEL OR BANCORP AND WESTERN

G	FORM OF SHAREHOLDER'S AGREEMENT

H	FORM OF NONSOLICITATION AGREEMENT

H-1	FORM OF NONCOMPETITION AGREEMENT WITH EDWARD MYLETT